Exhibit 10.1

EXCHANGE AGREEMENT

by and between

CENTRAL PACIFIC FINANCIAL CORP.

and

THE UNITED STATES DEPARTMENT OF THE TREASURY

Dated as of February 17, 2011

i

ii

Defined Terms

Additional Equity Investors	Recitals
Affiliate	Section 6.7(b)
Agreement	Preamble
Amended Warrant	Recitals
Anchorage	Recitals
Benefit Plans	Section 1.1(d)(xi)
Business Combination	Section 6.7(c)
Capitalization Date	Section 3.1(b)
Carlyle	Recitals
Charter	Section 1.1(d)(ii)
Closing	Section 1.1(a)
Closing Date	Section 1.1(a)
Code	Section 3.5(c)
Common Stock	Recitals
Company	Preamble
Company Material Adverse Effect	Section 6.7(d)
Company Subsidiaries	Section 4.4(a)
Compensation Regulations	Section 1.1(d)(xi)
Designated Matters	Section 6.7(e)
EAWA	Section 6.7(f)
EESA	Section 1.1(d)(xi)
Equity Investor	Recitals
Exchange	Recitals
Exchange Act	Section 5.3(b)
Exchange Shares	Recitals
GAAP	Section 5.7(a)(ii)
Governmental Entities	Section 1.1(c)
Information	Section 4.4(c)
Investor	Preamble
Junior Stock	Section 6.7(g)
NYSE	Section 1.1(d)(ix)
NYSE Exception Application	1.1(d)(x)
Observer	Section 5.11
Old Warrant	Recitals
Other Transactions	Section 4.9
Parity Stock	Section 6.7(h)
Preferred Exchange	Recitals
Preferred Shares	Recitals
Preferred Stock	Section 6.7(i)
Previously Disclosed	Section 6.7(j)
Private Placement	Recitals
Purchase Price	Recitals
Relevant Period	Section 1.1(d)(xi)
Reverse Stock Split	Recitals

i

Defined Terms

Rights Offering	Recitals
SEC	Section 3.5(b)
Securities Act	Recitals
Section 4.5 Employee	Section 4.5(b)
Securities Purchase Agreement	Recitals
Senior Executive Officers	Section 1.1(d)(xi)
Share Dilution Amount	Section 5.7(a)(ii)
Status Report	Section 4.9
subsidiary	Section 6.7(a)
Targeted Completion Date	Section 4.9
Tax Benefits Preservation Plan	Section 3.6
Transfer	Section 5.4
Warrant Exchange	Recitals
Warrant Shares	Section 3.2(a)

ii

EXCHANGE AGREEMENT, dated as of February 17, 2011 (this “Agreement”) by and between Central Pacific Financial Corp., a Hawaii corporation (the “Company”), and the United States Department of the Treasury (the “Investor”).  All capitalized terms used herein and not otherwise defined shall have the respective meanings ascribed to them in the Securities Purchase Agreement.

BACKGROUND

WHEREAS, the Investor is, as of the date hereof, the beneficial owner of 135,000 shares of the Company’s preferred stock designated as “Fixed Rate Cumulative Perpetual Preferred Stock”, having a liquidation amount of $1,000 per share (the “Preferred Shares”);

WHEREAS, the Company issued the Preferred Shares pursuant to that certain Securities Purchase Agreement — Standard Terms incorporated into a Letter Agreement, dated as of January 9, 2009, as amended from time to time, between the Company and the Investor (the “Securities Purchase Agreement”);

WHEREAS, on November 4, 2010 the Company entered into separate investment agreements with an affiliate of The Carlyle Group (“Carlyle”) and an affiliate of Anchorage Capital Group L.L.C. (“Anchorage” and, collectively with Carlyle, the “Lead Investors”), which agreements were amended on December 20, 2010 and February 10, 2011 (as so amended, the “Investment Agreements”), pursuant to which each Lead Investor agreed, subject to certain conditions, to purchase 9,463,095 shares of Common Stock, no par value, of the Company (together with the associated preferred share purchase rights under the Tax Benefits Preservation Plan (as defined herein), the “Common Stock”) at a price of $10.00 per share (after giving effect to the Reverse Stock Split (as defined herein));

WHEREAS, on December 23, 2010 the Company entered into subscription agreements (the “Subscription Agreements”) with accredited investors, including certain directors and officers of the Company, pursuant to which those investors agreed, subject to certain conditions, to purchase shares of Common Stock at the Purchase Price, yielding aggregate gross proceeds that, together with the investments by the Lead Investors, will equal no less than $325,000,000, with each such investor to own less than 5% of the outstanding shares of Common Stock as of the Closing Date after giving effect to the investments by the Equity Investors and the Preferred Exchange (collectively, but excluding the Investor and the Lead Investors, the “Additional Equity Investors” and, together with the Lead Investors, the “Equity Investors”), in a private placement (the “Private Placement”) exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”);

WHEREAS, following the Closing, the Company intends to commence a rights offering providing holders of record of the Common Stock as of 5:00 p.m., Eastern time, on the date that is one business day prior to the Closing Date with the right to invest in Common Stock at the Purchase Price (the “Rights Offering”), with such rights being transferable and providing for the purchase of a maximum of $20,000,000 worth of Common Stock by the holders of such rights;

WHEREAS, the Company amended its Charter (as defined herein) effective February 2, 2011 to effect a 1-for-20 reverse stock split of the Common Stock (the “Reverse Stock Split”), for which shareholder approval was obtained on May 24, 2010; and

WHEREAS, the Company and the Investor desire, in connection with the foregoing recapitalization of the Company, (i) to exchange (the “Preferred Exchange”) all of the Preferred Shares beneficially owned and held by the Investor, including all accrued and unpaid dividends on the Preferred Shares as of the Closing Date for shares of Common Stock (such shares of Common Stock, the “Exchange Shares”), and (ii) to amend the terms of that certain warrant, dated January 9, 2009, to purchase 1,585,748 shares of Common Stock granted by the Company for the benefit of the Investor (the “Old Warrant”) pursuant to an amended and restated warrant to purchase 79,288 shares of Common Stock (after giving effect to the Reverse Stock Split), in substantially the form attached hereto as Annex A (the “Amended Warrant”), on the terms and subject to the conditions set forth herein (the “Warrant Exchange” and together with the Preferred Exchange, the “Exchange”).

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained in this Agreement, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, the parties hereby agree as follows:

ARTICLE I

THE CLOSING;  CONDITIONS TO THE CLOSING

Section 1.1            The Closing.

(a)           The closing of the Exchange (the “Closing”) will take place at the offices of Paul, Weiss, Rifkind, Wharton & Garrison LLP, 1285 Avenue of the Americas, New York, New York, 10019, or remotely via the electronic or other exchange of documents and signature pages, as the parties may agree.  The Closing shall take place on the day of the closing of the transactions contemplated by the Investment Agreements; provided that the conditions set forth in Section 1.1(c) and (d) shall have been satisfied or waived, or at such other place, time and date as shall be agreed between the Company and the Investor.  The time and date on which the Closing occurs is referred to in this Agreement as the “Closing Date”.

(b)           Subject to the fulfillment or waiver of the conditions to the Closing in this Section 1.1, at the Closing (i) the Company will deliver the Amended Warrant and the Exchange Shares to the Investor, as evidenced by one or more certificates dated the Closing Date and registered in the name of the Investor or its designee(s) (or if shares of Common Stock are uncertificated, cause the transfer agent for the Common Stock to register the Exchange Shares in the name of the Investor and deliver reasonably satisfactory evidence of such registration to the Investor) and (ii) the Investor will deliver the certificate representing the Preferred Shares and the original Old Warrant to the Company.

(c)           The respective obligations of each of the Investor and the Company to consummate the Exchange are subject to the fulfillment (or waiver by the Company and the Investor, as applicable) prior to the Closing of the conditions that (i) any approvals or authorizations of all United States and other governmental, regulatory or judicial authorities (collectively, “Governmental Entities”) required for the consummation of the Exchange shall have been obtained or made in form and substance reasonably satisfactory to each party and shall be in full force and effect and all waiting periods required by United States and other applicable law, if any, shall have expired and (ii) no provision of any applicable United States or other law and no judgment, injunction, order or decree of any Governmental Entity shall prohibit consummation of the Exchange as contemplated by this Agreement.

(d)           The obligation of the Investor to consummate the Exchange is also subject to the fulfillment (or waiver by the Investor) at or prior to the Closing of each of the following conditions:

(i)       the Board of Directors of the Company has effected the Reverse Stock Split;

(ii)      the Company shall have duly adopted and filed with the State of Hawaii the amendment to its articles of incorporation (“Charter”) reflecting the Reverse Stock Split and such filing shall have been accepted;

(iii)     (A) the representations and warranties of the Company set forth in Article III of this Agreement shall be true and correct in all respects as though made on and as of the Closing Date (other than representations and warranties that by their terms speak as of another date, which representations and warranties shall be true and correct in all respects as of such other date) and (B) the Company shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing;

(iv)    the Company shall have issued Common Stock to the Lead Investors in accordance with the Investment Agreements and shall have issued Common Stock to the Additional Equity Investors in the Private Placement for aggregate gross proceeds to the Company of not less than $325,000,000;

(v)     the Investor shall have received a certificate signed on behalf of the Company by a senior executive officer certifying to the effect that the conditions set forth in Section 1.1(d)(iii) have been satisfied;

(vi)    the Company shall have executed the Amended Warrant and delivered such executed Amended Warrant to the Investor or its designee(s);

(vii)   the Company shall have delivered certificates in proper form or, with the prior consent of the Investor, evidence in book-entry form, evidencing the Exchange Shares to the Investor or its designee(s);

(viii)  the Company shall have delivered to the Investor written opinions from counsel to the Company, addressed to the Investor and dated as of the Closing Date, in substantially the form attached hereto as Annex B;

(ix)     the Exchange Shares and Warrant Shares (as defined below) shall have been authorized for listing on the New York Stock Exchange (“NYSE”), subject to official notice of issuance

(x)      the Company shall have submitted an application to the NYSE to seek the approval of the NYSE for the Company’s reliance on Section 312.05 of the NYSE Listed Company Manual (the “NYSE Exception Application”) in connection with the issuance of the Common Stock to the Investor and the Equity Investors without the prior approval of the Company’s shareholders, and the NYSE Exception Application shall have been approved and in full force and effect; and

(xi)     (A) the Company shall have effected such changes to its compensation, bonus, incentive and other benefit plans, arrangements and agreements (including golden parachute, severance and employment agreements) (collectively, “Benefit Plans”) with respect to its Senior Executive Officers and any other employee of the Company or its Affiliates subject to Section 111 of the Emergency Economic Stabilization Act of 2008, as amended by the American Recovery and Reinvestment Act of 2009, or otherwise from time to time (“EESA”), as implemented by any guidance, rule or regulation thereunder, as the same shall be in effect from time to time (collectively, the “Compensation Regulations”) (and to the extent necessary for such changes to be legally enforceable, each of its Senior Executive Officers and other employees shall have duly consented in writing to such changes), as may be necessary, during the period in which any obligation of the Company arising from financial assistance under the Troubled Asset Relief Program remains outstanding (such period, as it may be further described in the Compensation Regulations, the “Relevant Period”), in order to comply with Section 111 of EESA or the Compensation Regulations and (B) the Investor shall have received a certificate signed on behalf of the Company by a Senior Executive Officer certifying to the effect that the condition set forth in Section 1.1(d)(xi)(A) has been satisfied; “Senior Executive Officers” means the Company’s “senior executive officers” as defined in Section 111 of the EESA and the Compensation Regulations.

Section 1.2            Interpretation.  When a reference is made in this Agreement to “Recitals,” “Articles,” “Sections,” “Annexes” or “Schedules” such reference shall be to a Recital, Article or Section of, or Annex or Schedule to, this Agreement, unless otherwise indicated.  The terms defined in the singular have a comparable meaning when used in the plural, and vice versa.  References to “herein”, “hereof”, “hereunder” and the like refer to this Agreement as a whole and not to any particular section or provision, unless the context requires otherwise.  The table of contents and headings contained in this Agreement are for reference purposes only and are not part of this Agreement.  Whenever the words “include,” “includes” or

“including” are used in this Agreement, they shall be deemed followed by the words “without limitation.” No rule of construction against the draftsperson shall be applied in connection with the interpretation or enforcement of this Agreement, as this Agreement is the product of negotiation between sophisticated parties advised by counsel.  All references to “$” or “dollars” mean the lawful currency of the United States of America.  Except as expressly stated in this Agreement, all references to any statute, rule or regulation are to the statute, rule or regulation as amended, modified, supplemented or replaced from time to time (and, in the case of statutes, include any rules and regulations promulgated under the statute) and to any section of any statute, rule or regulation include any successor to the section.  References to a “business day” shall mean any day except Saturday, Sunday and any day on which banking institutions in the State of New York generally are authorized or required by law or other governmental actions to close.

ARTICLE II

EXCHANGE

Section 2.1            Preferred Exchange.

(a)           On the terms and subject to the conditions set forth in this Agreement, upon the Closing (i) the Company agrees to issue to the Investor, in exchange for its 135,000 Preferred Shares, including the accrued and unpaid dividends thereon as of the Closing Date, 5,613,981 Exchange Shares(1) and, if the Closing shall occur after February 15, 2011, such number of additional Exchange Shares (rounded to the nearest whole number) that is equal to (x) the amount of all accrued and unpaid dividends on the Preferred Shares from February 16, 2011 through and including the Closing Date, divided by (y) $10.00,(2) and (ii) the Investor agrees to deliver to the Company the Preferred Shares in exchange for such number of Exchange Shares.

(b)           Following consummation of the Preferred Exchange, no further cash dividends shall be payable in respect of the Preferred Shares outstanding immediately prior to the Closing Date.

Section 2.2            Warrant Exchange.  On the terms and subject to the conditions set forth in this Agreement, upon the Closing the Company and the Investor mutually agree to amend and restate the Old Warrant to reflect the terms and conditions of the Amended Warrant.

Section 2.3            Exchange Documentation.  Settlement of the Exchange will take place on the Closing Date, at which time the Investor will cause delivery of the Preferred Shares and the Old Warrant to the Company or its designated agent and the Company

(1)          Represents (x) the sum of 32.5% of the aggregate liquidation preference of the Preferred Shares, and 100% of the amount of all accrued and unpaid dividends on the Preferred Shares through and including the Closing Date, divided by (y) $10.00 (rounded to the nearest whole number).

(2)          This reflects the Reverse Stock Split and represents the lowest price per share paid by an investor in the recapitalization (after giving effect to the Reverse Stock Split).

will cause delivery of the Exchange Shares and the Amended Warrant to the Investor or its designated agent.

Section 2.4            Status of Preferred Shares after Closing.  The Preferred Shares exchanged for the Exchange Shares pursuant to this Article II are being reacquired by the Company and shall have the status of authorized but unissued shares of Preferred Stock of the Company undesignated as to series and may be designated or redesignated and issued or reissued, as the case may be, as part of any series of preferred stock of the Company; provided that such shares shall not be reissued as Preferred Shares.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

Except as Previously Disclosed, the Company represents and warrants to the Investor as of the date hereof and as of the Closing Date that:

Section 3.1            Existence and Power.

(a)           Organization, Authority and Significant Subsidiaries.  The Company is duly organized, validly existing and in good standing under the laws of the State of Hawaii and has all necessary power and authority to own, operate and lease its properties and to carry on its business in all material respects as it is being currently conducted, and except as has not, individually or in the aggregate, had and would not reasonably be expected to have a Company Material Adverse Effect, has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification; each subsidiary of the Company that is a “significant subsidiary” within the meaning of Rule 1-02(w) of Regulation S-X under the Securities Act, including, without limitation, Central Pacific Bank, has been duly organized and is validly existing in good standing under the laws of its jurisdiction of organization.  The Charter and bylaws of the Company, copies of which have been provided to the Investor prior to the date hereof, are true, complete and correct copies of such documents as in full force and effect as of the date hereof.

(b)           Capitalization.  The authorized capital stock of the Company, and the outstanding capital stock of the Company (including securities convertible into, or exercisable or exchangeable for, capital stock of the Company) as of the most recent fiscal month-end preceding the date hereof (the “Capitalization Date”) is set forth on Schedule A.  The outstanding shares of capital stock of the Company have been duly authorized and are validly issued and outstanding, fully paid and nonassessable, and subject to no preemptive rights (and were not issued in violation of any preemptive rights).  Except as provided in the Old Warrant, as of the date hereof, the Company does not have outstanding any securities or other obligations providing the holder the right to acquire Common Stock that is not reserved for issuance as specified on Schedule A, and the Company has not made any other commitment to authorize, issue or sell any Common Stock except pursuant to this Agreement, the Investment Agreements, the Subscription

Agreements and the Rights Offering.  Since the Capitalization Date, except pursuant to this Agreement, the Investment Agreements, the Subscription Agreements and the Rights Offering, the Company has not issued any shares of Common Stock other than (i) shares issued upon the exercise of stock options or delivered under other equity-based awards or other convertible securities or warrants which were issued and outstanding on the Capitalization Date and disclosed on Schedule A and (ii) shares disclosed on Schedule A.

Section 3.2            Authorization and Enforceability.

(a)           The Company has the corporate power and authority to execute and deliver this Agreement and the Amended Warrant and to carry out its obligations hereunder and thereunder (which includes the issuance of the Exchange Shares, the Amended Warrant and the shares of Common Stock issuable upon exercise of the Amended Warrant (the “Warrant Shares”)).

(b)           The execution, delivery and performance by the Company of this Agreement and the Amended Warrant and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of the Company and its stockholders, and no further approval or authorization is required on the part of the Company or its stockholders.  This Agreement is a valid and binding obligation of the Company enforceable against the Company in accordance with its terms, subject to the Bankruptcy Exceptions.

Section 3.3            Exchange Shares.  The Exchange Shares have been duly and validly authorized by all necessary action, and, when issued and delivered pursuant to this Agreement, such Exchange Shares will be duly and validly issued and fully paid and nonassessable, will not be issued in violation of any preemptive rights, and will not subject the holder thereof to personal liability.

Section 3.4            Amended Warrant and Warrant Shares.  The Amended Warrant has been duly and validly authorized and, when executed and delivered as contemplated hereby, will constitute a valid and legally binding obligation of the Company enforceable against the Company in accordance with its terms, except as the same may be limited by applicable Bankruptcy Exceptions.  The Warrant Shares have been duly authorized and reserved for issuance by the Company and when so issued and delivered in accordance with the terms of the Amended Warrant will be validly issued, fully paid and non-assessable, without the necessity of any approval of its stockholders.

Section 3.5                                   Non-Contravention.

(a)           The execution, delivery and performance by the Company of this Agreement, the Amended Warrant, and the consummation of the transactions contemplated hereby and thereby, and compliance by the Company with the provisions hereof and thereof, will not (A) violate, conflict with, or result in a breach of any provision of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or result in a right of termination or acceleration of, or result in the creation of, any lien, security interest, charge or encumbrance upon any of the properties or assets of the Company or any Company Subsidiary under any of the terms, conditions or provisions of (i) its organizational documents or (ii) any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which the Company or any Company Subsidiary is a party or by which it or any Company Subsidiary may be bound, or to which the Company or any Company Subsidiary or any of the properties or assets of the Company or any Company Subsidiary may be subject, or (B) subject to compliance with the statutes and regulations referred to in the next paragraph, violate any statute, rule or regulation or any judgment, ruling, order, writ, injunction or decree applicable to the Company or any Company Subsidiary or any of their respective properties or assets except, in the case of clauses (A)(ii) and (B), for those occurrences that, individually or in the aggregate, have not had and would not reasonably be expected to have a Company Material Adverse Effect.

(b)           Other than the filing of the amendment to its Charter as contemplated by Section 1.1(d)(ii) with the State of Hawaii, any current report on Form 8-K required to be filed with the Securities and Exchange Commission (“SEC”), such filings and approvals as are required to be made or obtained under any state “blue sky” laws, the NYSE Exception Application, and such consents and approvals that have been made or obtained, no notice to, filing with or review by, or authorization, consent or approval of, any Governmental Entity is required to be made or obtained by the Company in connection with the consummation by the Company of the Exchange except for any such notices, filings, reviews, authorizations, consents and approvals the failure of which to make or obtain would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

(c)           Except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, (A) the execution, delivery and performance by the Company of this Agreement and the consummation of the transactions contemplated hereby (including for this purpose the consummation of the Exchange) and compliance by the Company with the provisions hereof will not (1) result in any payment (including any severance payment, payment of unemployment compensation, “excess parachute payment” (within the meaning of the Internal Revenue Code of 1986, as amended (the “Code”)), “golden parachute payment” (as defined in the EESA, as implemented by the Compensation Regulations) or forgiveness of indebtedness or otherwise) becoming due to any current or former employee, officer or director of the Company or any Company Subsidiary from the Company or any Company Subsidiary under any benefit plan or otherwise, (2) increase any benefits otherwise payable under any benefit plan, (3) result in any acceleration of the time of payment or vesting of any such benefits, (4) require the funding or increase in the funding of any such benefits or (5) result in any limitation on the right of the Company or any Company Subsidiary to amend, merge, terminate or receive a reversion of assets from any benefit plan or related trust and (B) neither the Company nor any Company Subsidiary has taken, or permitted to be taken, any action that required, and no circumstances exist that will require the funding, or increase in the funding, of any benefits or resulted, or will result, in any limitation on the right of the Company or any Company Subsidiary to amend, merge, terminate or receive a reversion of assets from any benefit plan or related trust.

Section 3.6            Anti-Takeover Provisions and Rights Plan.  The Board of Directors has taken all necessary action to ensure that the transactions contemplated by this Agreement and the Amended Warrant and the consummation of the transactions contemplated hereby and thereby, including the exercise of the Amended Warrant in accordance with its terms, will be exempt from any anti-takeover or similar provisions of the Company’s Charter and bylaws, and any other provisions of any applicable “moratorium”, “control share”, “fair price”, “interested stockholder” or other anti-takeover laws and regulations of any jurisdiction.  The Company has taken all actions necessary to render the Tax Benefits Preservation Plan, dated November 23, 2010, between the Company and Wells Fargo Bank, National Association (the “Tax Benefits Preservation Plan”) and any other stockholders’ rights plan of the Company inapplicable to this Agreement, the Exchange Shares and the Amended Warrant and the consummation of the transactions contemplated hereby and thereby, including the exercise of the Amended Warrant by the Investor in accordance with its terms.

Section 3.7            No Company Material Adverse Effect.  Since September 30, 2010, no fact, circumstance, event, change, occurrence, condition or development has occurred that, individually or in the aggregate, has had or would reasonably be likely to have a Company Material Adverse Effect, except as disclosed on Schedule B.

Section 3.8            Offering of Securities.  Neither the Company nor any person acting on its behalf has taken any action (including any offering of any securities of the Company under circumstances which would require the integration of such offering with the offering of the Exchange Shares under the Securities Act and the rules and regulations of the SEC promulgated thereunder), which might subject the offering, issuance or sale of the Exchange Shares to the Investor pursuant to this Agreement to the registration requirements of the Securities Act.

Section 3.9            Brokers and Finders.  No broker, finder or investment banker is entitled to any financial advisory, brokerage, finder’s or other fee or commission in connection with this Agreement or the transactions contemplated hereby based upon arrangements made by or on behalf of the Company or any Company Subsidiary for which the Investor could have any liability.

ARTICLE IV

COVENANTS

Section 4.1            Commercially Reasonable Efforts.  Subject to the terms and conditions of this Agreement, each of the parties will use its commercially reasonable efforts in good faith to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or desirable, or advisable under applicable laws, so as to permit consummation of the Exchange, including the consummation of the investments contemplated by the Investment Agreements and Subscription Agreements, as promptly as practicable and otherwise to enable consummation of the transactions contemplated hereby and shall use commercially reasonable efforts to cooperate with the other party to that end.

Section 4.2            Expenses.  If requested by the Investor, the Company shall pay all reasonable out of pocket and documented costs and expenses associated with the Exchange, including, but not limited to, the reasonable fees, disbursements and other charges of the Investor’s legal counsel and financial advisors.

Section 4.3            Exchange Listing.  If requested by the Investor, the Company shall, at the Company’s expense, cause the Amended Warrant, to the extent the Amended Warrant complies with applicable listing requirements, to be listed on the NYSE or other national stock exchange, subject to official notice of issuance, and shall maintain such listing for so long as any Common Stock is listed on such exchange.  On or prior to the Closing, the Company shall, at its expense, cause the Exchange Shares and the Warrant Shares to be listed on the NYSE, subject to official notice of issuance, and shall maintain such listing for so long as any Common Stock is listed on such exchange.

Section 4.4            Access, Information and Confidentiality.

(a)           From the date hereof until the date when the Investor no longer holds any debt or equity securities of the Company or an Affiliate of the Company acquired pursuant to this Agreement or the Amended Warrant, the Company will permit the Investor and its agents, consultants, contractors and advisors (i) acting through the Company’s Appropriate Federal Banking Agency, to examine the corporate books and make copies thereof and to discuss the affairs, finances and accounts of the Company and the subsidiaries of the Company (the “Company Subsidiaries”) with the principal officers of the Company, all upon reasonable notice and at such reasonable times and as often as the Investor may reasonably request and (ii) to review any information material to the Investor’s investment in the Company provided by the Company to its Appropriate Federal Banking Agency.

(b)           From the date hereof until the date when the Investor no longer holds any debt or equity securities of the Company or an Affiliate of the Company acquired pursuant to this Agreement or the Amended Warrant, the Company shall permit, and shall cause each of the Company’s Subsidiaries to permit (A) the Investor and its agents, consultants, contractors, (B) the Special Inspector General of the Troubled Asset Relief Program, and (C) the Comptroller General of the United States access to personnel and any books, papers, records or other data, in each case, to the extent relevant to ascertaining compliance with the financing terms and conditions; provided that prior to disclosing any information pursuant to clause (B) or (C), the Special Inspector General of the Troubled Asset Relief Program and the Comptroller General of the United States shall have agreed, with respect to documents obtained under this Agreement in furtherance of its function, to follow applicable law and regulation (and the applicable customary policies and procedures) regarding the dissemination of confidential materials, including redacting confidential information from the public version of its reports and soliciting the input from the Company as to information that should be afforded confidentiality, as appropriate.

(c)           The Investor will use reasonable best efforts to hold, and will use reasonable best efforts to cause its agents, consultants, contractors, advisors, and United States executive branch officials and employees, to hold, in confidence all non-public records, books, contracts, instruments, computer data and other data and information

(collectively, “Information”) concerning the Company furnished or made available to it by the Company or its representatives pursuant to this Agreement (except to the extent that such information can be shown to have been (i) previously known by such party on a non-confidential basis, (ii) in the public domain through no fault of such party or (iii) later lawfully acquired from other sources by the party to which it was furnished (and without violation of any other confidentiality obligation)); provided that nothing herein shall prevent the Investor from disclosing any Information to the extent required by applicable laws or regulations or by any subpoena or similar legal process.  The Investor understands that the Information may contain commercially sensitive confidential information entitled to an exception from a Freedom of Information Act request.

(d)           Nothing in this Section shall be construed to limit the authority that the Special Inspector General of the Troubled Asset Relief Program, the Comptroller General of the United States or any other applicable regulatory authority has under law.

Section 4.5            Executive Compensation.

(a)           Benefit Plans.  During the Relevant Period, the Company shall take all necessary action to ensure that the Benefit Plans of the Company and its Affiliates comply in all respects with, and shall take all other actions necessary to comply with, Section 111 of the EESA, as implemented by the Compensation Regulations, and neither the Company nor any Affiliate shall adopt any new Benefit Plan (i) that does not comply therewith or (ii) that does not expressly state and require that such Benefit Plan and any compensation thereunder shall be subject to any relevant Compensation Regulations adopted, issued or released on or after the date any such Benefit Plan is adopted.  To the extent that EESA and/or the Compensation Regulations are amended or otherwise change during the Relevant Period in a manner that requires changes to then-existing Benefit Plans, or that requires other actions, the Company and its Affiliates shall effect such changes to its or their Benefit Plans, and take such other actions, as promptly as practicable after it has actual knowledge of such amendments or changes in order to be in compliance with this Section 4.5(a) (and shall be deemed to be in compliance for a reasonable period to effect such changes).  In addition, the Company and its Affiliates shall take all necessary action, other than to the extent prohibited by applicable law or regulation applicable outside of the United States, to ensure that the consummation of the transactions contemplated by this Agreement will not accelerate the vesting, payment or distribution of any equity-based awards, deferred cash awards or any nonqualified deferred compensation payable by the Company or any of its Affiliates.

(b)           Additional Waivers.  After the Closing Date, in connection with the hiring or promotion of a Section 4.5 Employee and/or the promulgation of applicable Compensation Regulations or otherwise, to the extent any Section 4.5 Employee shall not have executed a waiver with respect to the application to such Section 4.5 Employee of the Compensation Regulations, the Company shall use its best efforts to (i) obtain from such Section 4.5 Employee a waiver in substantially the form attached hereto as Annex C and (ii) deliver such waiver to the Investor as promptly as possible, in each case, within sixty days of the Closing Date or, if later, within sixty days of such Section 4.5 Employee becoming subject to the requirements of this Section.  “Section 4.5 Employee” means

(A) each Senior Executive Officer and (B) any other employee of the Company or its Affiliates determined at any time to be subject to Section 111 of EESA and the Compensation Regulations.

(c)           Clawback.  In the event that any Section 4.5 Employee receives a payment in contravention of the provisions of this Section 4.5, the Company shall promptly provide such individual with written notice that the amount of such payment must be repaid to the Company in full within fifteen business days following receipt of such notice or such earlier time as may be required by the Compensation Regulations and shall promptly inform the Investor (i) upon discovering that a payment in contravention of this Section 4.5 has been made and (ii) following the repayment to the Company of such amount and shall take such other actions as may be necessary to comply with the Compensation Regulations.

(d)           Limitation on Deductions.  During the Relevant Period, the Company agrees that it shall not claim a deduction for remuneration for federal income tax purposes in excess of $500,000 for each Senior Executive Officer that would not be deductible if Section 162(m)(5) of the Code applied to the Company.

(e)           Amendment to Prior Agreement.  The parties agree that, effective as of the date hereof, Section 4.10 of the Securities Purchase Agreement shall be amended in its entirety by replacing such Section 4.10 with the provisions set forth in this Section 4.5 and any terms included in this Section 4.5 that are not otherwise defined in the Securities Purchase Agreement shall have the meanings ascribed to such terms in this Agreement.

Section 4.6            Certain Notifications Until Closing.

From the date hereof until the Closing, the Company shall promptly notify the Investor of (i) any fact, event or circumstance of which it is aware and which would reasonably be likely to cause any representation or warranty of the Company contained in this Agreement to be untrue or inaccurate in any material respect or to cause any covenant or agreement of the Company contained in this Agreement not to be complied with or satisfied in any material respect and (ii) except as Previously Disclosed, any fact, circumstance, event, change, occurrence, condition or development of which the Company is aware and which, individually or in the aggregate, has had or would reasonably be likely to have a Company Material Adverse Effect; provided, however, that delivery of any notice pursuant to this Section 4.6 shall not limit or affect any rights of or remedies available to the Investor; provided, further, that a failure to comply with this Section 4.6 shall not constitute a breach of this Agreement or the failure of any condition set forth in Section 1.1 to be satisfied unless the underlying Company Material Adverse Effect or material breach would independently result in the failure of a condition set forth in Section 1.1 to be satisfied.

Section 4.7            Sufficiency of Authorized Common Stock.  During the period from the Closing Date until the date on which the Amended Warrant has been fully exercised, the Company shall at all times have reserved for issuance, free of preemptive or similar rights, a sufficient number of authorized and unissued shares of Common Stock to effectuate such exercise.  Nothing in this Section 4.7 shall preclude the Company from satisfying its obligations in respect of the exercise of the Amended Warrant by delivery of shares of Common Stock which are held in the treasury of the Company.

Section 4.8            Monthly Lending Reports.  During the Relevant Period, the Company will detail in monthly reports submitted to the Investor the information required by the CPP Monthly Lending Reports, as published on www.financialstability.gov from time to time.

Section 4.9            Status Reports.  The Company has informed the Investor that the Company intends to pursue certain other transactions described below (the “Other Transactions”) each with a target date for consummation as indicated (a “Targeted Completion Date”):

(a)           The closings of the investments contemplated by the Investment Agreements and Subscription Agreements in the Private Placement in which Equity Investors will provide a minimum aggregate amount of $325,000,000 in gross cash proceeds to the Company in exchange for Common Stock concurrently with the Closing;

(b)           The closing of the Rights Offering on or before the three month anniversary of the Closing Date.

The Company will use its commercially reasonable efforts to consummate each of the Other Transactions by its applicable Targeted Completion Date.  Until all of the Other Transactions have been consummated (or the Company and the Investor agree that one or more of the Other Transactions is no longer susceptible to consummation on terms and conditions that are in the Company’s best interest), the Company shall provide the Investor with a reasonably detailed written report regarding the status of each of the Other Transactions at least once every two weeks and more frequently if reasonably requested by the Investor; provided, however, that if any one or more of the Other Transactions is not consummated by the time of its Targeted Completion Date, the Company shall, with respect to any such non-consummated Other Transaction, (x) within five business days after the Targeted Completion Date for such Other Transaction provide to the Investor a reasonably detailed written description of the status of such Other Transaction including the Company’s best estimate of the steps and timeline to complete such Other Transaction (the “Status Report”) and (y) thereafter, no less frequently than monthly and more frequently if reasonably requested by the Investor until such Other Transactions have been consummated, provide to the Investor an updated version of the Status Report.

Section 4.10         Amendment of Agreements relating to Other Transactions.The Company will not, without the prior written consent of the Investor, (i) agree to any amendment, waiver or modification of the Investment Agreements, the Subscription Agreements, and any other documents governing the terms of the Other Transactions (other than corrections of obvious errors, if any, or other ministerial amendments) or (ii) enter into any new agreements relating to the Other Transactions, in each case to the extent such amendment, waiver, modification or new agreement is adverse to the Investor’s interests under this Agreement.

ARTICLE V

ADDITIONAL AGREEMENTS

Section 5.1            Unregistered Exchange Shares.  The Investor acknowledges that the Exchange Shares and the Warrant Shares have not been registered under the Securities Act or under any state securities laws.  The Investor (a) is acquiring the Exchange Shares pursuant to an exemption from registration under the Securities Act solely for investment with no present intention to distribute them to any person in violation of the Securities Act or any applicable U.S. state securities laws, (b) will not sell or otherwise dispose of any of the Exchange Shares or the Warrant Shares, except in compliance with the registration requirements or exemption provisions of the Securities Act and any applicable U.S. state securities laws, and (c) has such knowledge and experience in financial and business matters and in investments of this type that it is capable of evaluating the merits and risks of the Exchange and of making an informed investment decision.

Section 5.2            Legend.

(a)           The Investor agrees that all certificates or other instruments representing the Exchange Shares, the Amended Warrant and the Warrant Shares will bear a legend substantially to the following effect:

“THE SECURITIES REPRESENTED BY THIS INSTRUMENT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE TRANSFERRED, SOLD OR OTHERWISE DISPOSED OF EXCEPT WHILE A REGISTRATION STATEMENT RELATING THERETO IS IN EFFECT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT OR SUCH LAWS.”

(b)           In the event that any Exchange Shares or Warrant Shares (i) become registered under the Securities Act or (ii) are eligible to be transferred without restriction in accordance with Rule 144 or another exemption from registration under the Securities Act (other than Rule 144A), the Company shall issue new certificates or other instruments representing such Exchange Shares or Warrant Shares, which shall not contain the applicable legend in Section 5.2(a) above; provided that the Investor surrenders to the Company the previously issued certificates or other instruments.

Section 5.3            Certain Transactions.

(a)           The Company will not merge or consolidate with, or sell, transfer or lease all or substantially all of its property or assets to, any other party unless the successor, transferee or lessee party (or its ultimate parent entity), as the case may be (if not the Company), expressly assumes the due and punctual performance and observance of each and every covenant, agreement and condition of this Agreement and the Amended Warrant to be performed and observed by the Company.

(b)           Without the prior written consent of the Investor, until such time as the Investor shall cease to own any securities of the Company acquired pursuant to this Agreement or the Amended Warrant (including, for the avoidance of doubt, the Exchange Shares and the Warrant Shares), the Company shall not permit any of its “significant subsidiaries” (as such term is defined in Rule 12b-2 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) to (i) engage in any merger, consolidation, statutory share exchange or similar transaction following the consummation of which such significant subsidiary is not wholly-owned by the Company, (ii) dissolve or sell all or substantially all of its assets or property other than in connection with an internal reorganization or consolidation involving wholly-owned subsidiaries of the Company or (iii) issue or sell any shares of its capital stock or any securities convertible or exercisable for any such shares, other than issuances or sales in connection with an internal reorganization or consolidation involving wholly-owned subsidiaries of the Company.

Section 5.4            Transfer of Exchange Shares and Warrant Shares.  Subject to compliance with applicable securities laws, the Investor shall be permitted to transfer, sell, assign or otherwise dispose of (“Transfer”) all or a portion of the Exchange Shares, Amended Warrant or Warrant Shares at any time, and the Company shall take all steps as may be reasonably requested by the Investor to facilitate the Transfer of the Exchange Shares, the Amended Warrant and the Warrant Shares.

Section 5.5            Registration Rights.  The Exchange Shares, Amended Warrant and Warrant Shares shall be Registrable Securities under the Securities Purchase Agreement and, upon their issuance, the provisions of Section 4.5 of the Securities Purchase Agreement shall be applicable to them, including with the benefit, to the extent available, of the tacking of any holding period from the date of issuance of the Preferred Shares and Old Warrant.  The Investor acknowledges that, on the date hereof, the Company is not eligible to file a registration statement on Form S-3 covering the Exchange Shares, the Amended Warrant and Warrant Shares, and the Company shall not be obligated to file a Shelf Registration Statement (as defined in Section 4.5 of the Securities Purchase Agreement) unless and until requested to do so in writing by the Investor.

Section 5.6            Voting Matters.

(a)           The Investor agrees that it will vote, or cause to be voted, or exercise its right to consent (or cause its right to consent to be exercised) with respect to, all Exchange Shares and Warrant Shares beneficially owned by it and its controlled Affiliates (and which are entitled to vote on such matter) with respect to each matter on which holders of Common Stock are entitled to vote or consent, other than a Designated Matter, in the same proportion (for, against or abstain) as all other shares of the Company’s Common Stock (other than those shares held by holders of greater than 20% of the Company’s Common Stock) are voted or consents are given with respect to each such matter.  The Investor agrees to attend all meetings of the Company’s stockholders in person or by proxy for purposes of obtaining a quorum.  In order to effectuate the foregoing agreements, to the maximum extent permitted by applicable law, the Investor hereby grants a proxy appointing each of the Executive Chairman and General Counsel of the Company attorney-in-fact and proxy for it and its controlled Affiliates with full power of substitution, for and in the name of it and its controlled Affiliates, to vote, express consent or dissent, or otherwise to utilize such voting power in the manner and solely on the terms provided by this Section 5.6 with respect to the Exchange Shares and the Warrant Shares and the Investor hereby revokes any and all previous proxies granted with respect to the Exchange Shares and the Warrant Shares for purposes of the matters contemplated in this Section 5.6; provided that such proxy may only be exercised if the Investor fails to comply with the terms of this Section 5.6.  The proxy granted hereby is irrevocable prior to the termination of this Agreement, is coupled with an interest and is granted in consideration of the Company entering into this Agreement and issuing the Exchange Shares and Amended Warrant to the Investor.

(b)           The Investor shall retain the right to vote in its sole discretion all Exchange Shares and Warrant Shares beneficially owned by it and its controlled Affiliates (and which are entitled to vote on such matter) on any Designated Matter.

Section 5.7            Restriction on Dividends and Repurchases.

(a)           Until the earlier of (i) January 9, 2012, or (ii) such time as the Investor ceases to own any debt or equity securities of the Company or an Affiliate of the Company acquired pursuant to this Agreement or the Amended Warrant, neither the Company nor any Company Subsidiary shall, without the consent of the Investor:

(i)       declare or pay any dividend or make any distribution on the Common Stock (other than (A) regular quarterly cash dividends of not more than the amount of the last quarterly cash dividend per share declared or, if lower, publicly announced an intention to declare, on the Common Stock prior to January 9, 2009 as adjusted for any stock split, stock dividend, reverse stock split, reclassification or similar transaction, (B) dividends payable solely in shares of Common Stock, (C) dividends or distributions of rights or Junior Stock in connection with a stockholders’ rights plan (including the Tax Benefit Preservation Plan) and (D) dividends or distributions of rights in the Rights Offering, in accordance with the terms set forth on Schedule 5.7(a)(D)); or

(ii)      redeem, purchase or acquire any shares of Common Stock or other capital stock or other equity securities of any kind of the Company, or any trust preferred securities issued by the Company or any Affiliate of the Company, other than (A) redemptions, purchases or other acquisitions of shares of Common Stock or other Junior Stock, in each case in this clause (A) in connection with the administration of any employee benefit plan in the ordinary course of business (including purchases to offset the Share Dilution Amount (as defined below) pursuant to a publicly announced repurchase plan) and consistent with past practice; provided that any purchases to offset the Share Dilution Amount shall in no event exceed the Share Dilution Amount, (B) purchases or other acquisitions by a broker-dealer subsidiary of the Company solely for the purpose of market-making, stabilization or customer facilitation transactions in trust preferred securities of the Company or an Affiliate of the Company, Junior Stock or Parity Stock in the ordinary course of its business, (C) purchases by a broker-dealer subsidiary of the Company of trust preferred securities or capital stock of the Company or an Affiliate of the Company for resale pursuant to an offering by the Company of such trust preferred securities or capital stock underwritten by such broker-dealer subsidiary, (D) any redemption or repurchase of rights pursuant to any stockholders’ rights plan (including the Tax Benefits Preservation Plan, (E) the acquisition by the Company or any of the Company Subsidiaries of record ownership in Junior Stock, Parity Stock or trust preferred securities of the Company or an Affiliate of the Company for the beneficial ownership of any other persons (other than the Company or any other Company Subsidiary), including as trustees or custodians, and (F) the exchange or conversion of Junior Stock for or into other Junior Stock or of Parity Stock or of trust preferred securities of the Company or an Affiliate of the Company for or into other Parity Stock (with the same or lesser aggregate liquidation amount) or Junior Stock, in each case set forth in this clause (F), solely to the extent required pursuant to binding contractual agreements entered into prior to the date hereof or any subsequent agreement for the accelerated exercise, settlement or exchange thereof for Common Stock.  “Share Dilution Amount” means the increase in the number of diluted shares outstanding (determined in accordance with United States generally accepted accounting principles (“GAAP”), and as measured from the date of the Company’s most recently filed consolidated financial statements prior to the Closing Date) resulting from the grant, vesting or exercise of equity-based compensation to employees and equitably adjusted for any stock split, stock dividend, reverse stock split, reclassification or similar transaction.

(b)           The parties agree that, effective as of the date hereof, Section 4.8 of the Securities Purchase Agreement shall be amended in its entirety by replacing such Section 4.8 with the provisions set forth in this Section 5.7 and any terms included in this Section 5.7 that are not otherwise defined in the Securities Purchase Agreement shall have the meanings ascribed to such terms in this Agreement.

Section 5.8            Repurchase of Investor Securities.  From and after the date of this Agreement, the agreements set forth in Section 4.9 of the Securities Purchase Agreement shall be applicable (including to the Amended Warrant) following the Transfer by the Investor of all of the Exchange Shares held by the Investor to one or more third parties not affiliated with the Investor.  For the avoidance of doubt, the Exchange Shares may not be repurchased by the Company pursuant to this Section 5.8 or Section 4.9 of the Securities Purchase Agreement.

Section 5.9            Bank Holding Company Status. The Company shall maintain its status as a Bank Holding Company for as long as the Investor owns any debt or equity securities of the Company or an Affiliate of the Company acquired pursuant to this Agreement.

Section 5.10         Compliance with Employ American Workers Act.  Until the Company is no longer deemed a recipient of funding under Title I of EESA or Section 13 of the Federal Reserve Act for purposes of the EAWA, as the same may be determined pursuant to any regulations or other legally binding guidance promulgated under EAWA, the Company shall comply, and the Company shall take all necessary action to ensure that its subsidiaries comply, in all respects with the provisions of the EAWA and any regulations or other legally binding guidance promulgated under the EAWA.

Section 5.11         Observer to the Board of Directors.  So long as the Investor and its Affiliates beneficially own at least 5% of the issued and outstanding Common Stock (treating all securities beneficially owned by the Investor and its Affiliates that are convertible into or exchangeable or exercisable for Common Stock as converted, exchanged or exercised), the Investor shall be entitled to designate one individual to serve as an observer (the “Observer”) to the Board of Directors of the Company, which designation may be changed from time to time in the sole discretion of the Investor.  The Observer shall be entitled to (i) attend all meetings of the Board of Directors of the Company and the board of directors of each subsidiary of the Company, including any committee meetings of such boards of directors, (ii) receive notices of such meetings concurrently with the members of the Board of Directors of the Company or such boards of directors or committees thereof and (iii) receive all information provided to members of the Board of Directors of the Company or such boards of directors or committees thereof at such meetings.

The Observer shall have no voting rights and his or her presence shall not be required for determining a quorum at any meeting he or she is entitled to attend pursuant to this Section 5.11.

ARTICLE VI

MISCELLANEOUS

Section 6.1            Termination.  This Agreement may be terminated at any time prior to the Closing:

(a)           by either the Investor or the Company if the Closing shall not have occurred by June 17, 2011; provided, however, that in the event the Closing has not occurred by such date, the parties will consult in good faith to determine whether to extend the term of this Agreement, it being understood that the parties shall be required to consult only until the fifth day after such date and not be under any obligation to extend the term of this Agreement thereafter; provided, further, that the right to terminate this Agreement under this Section 6.1(a) shall not be available to any party whose breach of any representation or warranty or failure to perform any obligation under this Agreement shall have caused or resulted in the failure of the Closing to occur on or prior to such date;

(b)           by either the Investor or the Company in the event that any Governmental Entity shall have issued an order, decree or ruling or taken any other action restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement and such order, decree, ruling or other action shall have become final and nonappealable; or

(c)           by the mutual written consent of the Investor and the Company.

In the event of termination of this Agreement as provided in this Section 6.1, this Agreement shall forthwith become void and there shall be no liability on the part of either party hereto except that nothing herein shall relieve either party from liability for any breach of this Agreement.

Section 6.2            Survival of Representations and Warranties.  The representations and warranties of the Company made herein or in any certificates delivered in connection with the Closing shall survive the Closing without limitation.

Section 6.3            Amendment.  No amendment of any provision of this Agreement will be effective unless made in writing and signed by an officer or a duly authorized representative of each of the Company and the Investor; provided that the Investor may unilaterally amend any provision of this Agreement to the extent required to comply with any changes after the date hereof in applicable federal statutes.  No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise of any other right, power or privilege.  The rights and remedies herein provided shall be cumulative of any rights or remedies provided by law.

Section 6.4            Waiver of Conditions.  The conditions to each party’s obligation to consummate the Exchange are for the sole benefit of such party and may be waived by such party in whole or in part to the extent permitted by applicable law.  No waiver will be effective unless it is in a writing signed by a duly authorized officer of the waiving party that makes express reference to the provision or provisions subject to such waiver.

Section 6.5            Governing Law; Submission to Jurisdiction, etc.  This Agreement and any claim, controversy or dispute arising under or related to this Agreement, the relationship of the parties, and/or the interpretation and enforcement of the rights and duties of the parties shall be enforced, governed, and construed in all respects (whether in contract or in tort) in accordance with the federal law of the United States if and to the extent such law is applicable, and otherwise in accordance with the laws of the State of New York applicable to contracts made and to be performed entirely within such State.  Each of the parties hereto agrees (a) to submit to the exclusive jurisdiction and venue of the United States District Court for the District of Columbia and the United States Court of Federal Claims for any and all civil actions, suits or proceedings arising out of or relating to this Agreement or the Amended Warrant or the Exchange contemplated hereby and (b) that notice may be served upon (i) the Company at the address and in the manner set forth for notices to the Company in Section 6.6 and (ii) the Investor at the address and in the manner set forth for notices to the Company in Section 6.6, but otherwise in accordance with federal law.  To the extent permitted by applicable law, each of the parties hereto hereby unconditionally waives trial by jury in any civil legal action or proceeding relating to this Agreement or the Amended Warrant or the Exchange contemplated hereby.

Section 6.6            Notices.  Any notice, request, instruction or other document to be given hereunder by any party to the other will be in writing and will be deemed to have been duly given (a) on the date of delivery if delivered personally, or by facsimile, upon confirmation of receipt, or (b) on the second business day following the date of dispatch if delivered by a recognized next day courier service.  All notices hereunder shall be delivered as set forth below or pursuant to such other instructions as may be designated in writing by the party to receive such notice.

If to the Company:

Central Pacific Financial Corp.
220 South King Street, 22nd Floor
Honolulu, Hawaii 96813
Attention:  Glenn K.C. Ching, Esq.
Senior Vice President & General Counsel
Telephone:  (808) 544-3531
Facsimile:  (808) 532-5165

With a copy to:

Sullivan & Cromwell LLP
1888 Century Park East
Los Angeles, California 90067
Attention:  Alison S. Ressler, Esq.
Telephone:  (310) 712-6600
Facsimile:  (310) 712-8800

If to the Investor:

United States Department of the Treasury
1500 Pennsylvania Avenue, NW
Washington, DC  20220
Attention:  Chief Counsel Office of Financial Stability
Facsimile:  (202) 927-9225
Email:  OFSChiefCounselNotices@do.treas.gov

With a copy to:

Paul, Weiss, Rifkind, Wharton & Garrison LLP
1285 Avenue of the Americas
New York, New York  10019
Attention:  John C. Kennedy, Esq.
Toby S. Myerson, Esq.
Telephone:  (212) 373-3000
Facsimile:  (212) 757-3990

Section 6.7            Definitions.

(a)           When a reference is made in this Agreement to a subsidiary of a person, the term “subsidiary” means any corporation, partnership, joint venture, limited liability company or other entity (x) of which such person or a subsidiary of such person is a general partner or (y) of which a majority of the voting securities or other voting interests, or a majority of the securities or other interests of which having by their terms ordinary voting power to elect a majority of the board of directors or persons performing similar functions with respect to such entity, is directly or indirectly owned by such person and/or one or more subsidiaries thereof.

(b)           The term “Affiliate” means, with respect to any person, any person directly or indirectly controlling, controlled by or under common control with, such other person.  For purposes of this definition, “control” (including, with correlative meanings, the terms “controlled by” and “under common control with”) when used with respect to any person, means the possession, directly or indirectly, of the power to cause the direction of management and/or policies of such person, whether through the ownership of voting securities by contract or otherwise.

(c)           The term “Business Combination” means a merger, consolidation, statutory share exchange or similar transaction that requires the approval of the Company’s stockholders.

(d)           The term “Company Material Adverse Effect” means a material adverse effect on the business, results of operation or financial condition of the Company and its consolidated subsidiaries taken as a whole; provided, however, that Company Material Adverse Effect shall not be deemed to include:  (i) the effects of (A) changes after the date hereof in general business, economic or market conditions (including changes generally in prevailing interest rates, credit availability and liquidity, currency exchange rates and price levels or trading volumes in the United States or foreign securities or credit markets), or any outbreak or escalation of hostilities, declared or undeclared acts of war or terrorism, in each case generally affecting the industries or geographic areas in which the Company and its subsidiaries operate, (B) changes or proposed changes after the date hereof in GAAP or regulatory accounting requirements, or authoritative interpretations thereof, (C) changes or proposed changes after the date hereof in securities, banking and other laws of general applicability or related policies or interpretations of Governmental Entities (in the case of each of these clauses (A), (B) and (C), other than changes or occurrences to the extent that such changes or occurrences have or would reasonably be expected to have a materially disproportionate adverse effect on the Company and its consolidated subsidiaries taken as a whole relative to comparable U.S. banking or financial services organizations), (D) changes in the market price or trading volume of the Common Stock or any other equity, equity-related or debt securities of the Company or its consolidated subsidiaries (it being understood and agreed that the exception set forth in this clause (D) does not apply to the underlying reason giving rise to or contributing to any such change); (E) actions or omissions of the Company or any Company Subsidiary expressly required by the terms of the Exchange; or (ii) the ability of the Company to consummate the Exchange and the other transactions contemplated by this Agreement and perform its obligations hereunder on a timely basis.

(e)           “Designated Matters” means (i) the election and removal of directors, (ii) the approval of any Business Combination, (iii) the approval of a sale of all or substantially all of the assets or property of the Company, (iv) the approval of a dissolution of the Company, (v) the approval of any issuance of any securities of the Company on which holders of Common Stock are entitled to vote, (vi) the approval of any amendment to the Charter or bylaws of the Company on which holders of Common Stock are entitled to vote and (vii) the approval of any other matters reasonably incidental to the foregoing subclauses (i) through (vi) as determined by the Investor.

(f)            The term “EAWA” means the Employ American Workers Act (Section 1611 of Division A, Title XVI of the American Recovery and Reinvestment Act of 2009), Public Law No. 111-5, effective as of February 17, 2009, as may be amended and in effect from time to time.

(g)           The term “Junior Stock” means the Common Stock and any other class or series of stock of the Company the terms of which expressly provide that it ranks junior to the Exchange Shares as to dividend rights and/or as to rights on liquidation, dissolution or winding up of the Company.

(h)           The term “Parity Stock” means any class or series of stock of the Company the terms of which do not expressly provide that such class or series will rank senior or junior to the Exchange Shares as to dividend rights and/or as to rights on liquidation, dissolution or winding up of the Company (in each case without regard to whether dividends accrue cumulatively or non-cumulatively).

(i)            The term “Preferred Stock” means any and all series of preferred stock of the Company.

(j)            The term “Previously Disclosed” means information set forth or incorporated in the Company’s Annual Report on Form 10-K for the most recently completed fiscal year of the Company filed with the SEC prior to the date hereof or in its other reports and forms filed with or furnished to the SEC under Section 13(a), 14(a) or 15(d) of the Exchange Act on or after the last day of the most recently completed fiscal year of the Company and prior to the date hereof.

(k)           To the extent any securities issued pursuant to this Agreement or the transactions contemplated hereby are registered in the name of a designee of the Investor pursuant to Section 1.1 or 6.8 or transferred to an Affiliate of the Investor, all references herein to the Investor holding or owning any debt or equity securities of the Company, Exchange Shares or Registrable Securities (and any like variations thereof) shall be deemed to refer to the Investor, together with such designees and/or Affiliates, holding or owning any debt or equity securities, Exchange Shares or Registrable Securities (and any like variations thereof), as applicable.

Section 6.8            Assignment.  Neither this Agreement nor any right, remedy, obligation nor liability arising hereunder or by reason hereof shall be assignable by any party hereto without the prior written consent of each other party, and any attempt to assign any right, remedy, obligation or liability hereunder without such consent shall be void, except (a) an assignment, in the case of a Business Combination where such party is not the surviving entity, or a sale of substantially all of its assets, to the entity which is the survivor of such Business

Combination or the purchaser in such sale, (b) as provided in Sections 5.4 and 5.5 and (c) an assignment by the Investor of this Agreement to an Affiliate of the Investor; provided that if the Investor assigns this Agreement to an Affiliate, the Investor shall be relieved of its obligations under this Agreement but (i) all rights, remedies and obligations of the Investor hereunder shall continue and be enforceable and exercisable by such Affiliate, and (ii) the Company’s obligations and liabilities hereunder shall continue to be outstanding.

Section 6.9            Severability.  If any provision of this Agreement, or the application thereof to any person or circumstance, is determined by a court of competent jurisdiction to be invalid, void or unenforceable, the remaining provisions hereof, or the application of such provision to persons or circumstances other than those as to which it has been held invalid or unenforceable, will remain in full force and effect and shall in no way be affected, impaired or invalidated thereby, so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party.  Upon such determination, the parties shall negotiate in good faith in an effort to agree upon a suitable and equitable substitute provision to effect the original intent of the parties.

Section 6.10         No Third-Party Beneficiaries.  Nothing contained in this Agreement, expressed or implied, is intended to confer upon any person or entity other than the Company and the Investor any benefit, right or remedies, except that (i) the provisions of Section 4.4 shall inure to the benefit of the persons referred to in that Section and (ii) the provisions of Section 5.5 shall inure to the benefit of the persons holding Exchange Shares and the Warrant Shares during any tacked holding period, as contemplated by that Section.

Section 6.11         Entire Agreement, etc.  This Agreement (including the Annexes and Schedules hereto) constitutes the entire agreement, and supersedes all other prior agreements, understandings, representations and warranties, both written and oral, between the parties, with respect to the subject matter hereof.  For the avoidance of doubt, the Securities Purchase Agreement shall remain in full force and effect, but shall be deemed amended hereby, and any provisions in this Agreement that supplement, duplicate or contradict any provision of the Securities Purchase Agreement shall be deemed to supersede the corresponding provision of the Securities Purchase Agreement from and after the effective date hereof.

Section 6.12         Counterparts and Facsimile.  For the convenience of the parties hereto, this Agreement may be executed in any number of separate counterparts, each such counterpart being deemed to be an original instrument, and all such counterparts will together constitute the same agreement.  Executed signature pages to this Agreement may be delivered by facsimile and such facsimiles will be deemed as sufficient as if actual signature pages had been delivered.

Section 6.13         Specific Performance.  The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms.  It is accordingly agreed that the parties shall be entitled (without the necessity of posting a bond) to specific performance of the terms hereof, this being in addition to any other remedies to which they are entitled at law or equity.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

CENTRAL PACIFIC FINANCIAL CORP.

By:	/s/ John C. Dean
Name: John C. Dean
Title: Executive Chairman

UNITED STATES DEPARTMENT OF THE TREASURY

By:	/s/ Timothy G. Massad
Name: Timothy G. Massad
Title: Acting Assistant Secretary for Financial Stability

[Signature Page to Exchange Agreement]

ANNEX A

FORM OF AMENDED WARRANT

Annex A-1

THE SECURITIES REPRESENTED BY THIS INSTRUMENT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE TRANSFERRED, SOLD OR OTHERWISE DISPOSED OF EXCEPT WHILE A REGISTRATION STATEMENT RELATING THERETO IS IN EFFECT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT OR SUCH LAWS.

AMENDED AND RESTATED
WARRANT
to purchase
79,288
Shares of Common Stock

of Central Pacific Financial Corp.

Issue Date:  February 18, 2011

1.             Definitions.  Unless the context otherwise requires, when used herein the following terms shall have the meanings indicated.

“Affiliate” has the meaning ascribed to it in the Exchange Agreement.

“Appraisal Procedure” means a procedure whereby two independent appraisers, one chosen by the Company and one by the Original Warrantholder, shall mutually agree upon the determinations then the subject of appraisal.  Each party shall deliver a notice to the other appointing its appraiser within 15 days after the Appraisal Procedure is invoked.  If within 30 days after appointment of the two appraisers they are unable to agree upon the amount in question, a third independent appraiser shall be chosen within 10 days thereafter by the mutual consent of such first two appraisers.  The decision of the third appraiser so appointed and chosen shall be given within 30 days after the selection of such third appraiser.  If three appraisers shall be appointed and the determination of one appraiser is disparate from the middle determination by more than twice the amount by which the other determination is disparate from the middle determination, then the determination of such appraiser shall be excluded, the remaining two determinations shall be averaged and such average shall be binding and conclusive upon the Company and the Original Warrantholder; otherwise, the average of all three determinations shall be binding upon the Company and the Original Warrantholder.  The costs of conducting any Appraisal Procedure shall be borne by the Company.

“Board of Directors” means the board of directors of the Company, including any duly authorized committee thereof.

“Business Combination” means a merger, consolidation, statutory share exchange or similar transaction that requires the approval of the Company’s stockholders.

“business day” means any day except Saturday, Sunday and any day on which banking institutions in the State of New York generally are authorized or required by law or other governmental actions to close.

“Capital Stock” means (A) with respect to any Person that is a corporation or company, any and all shares, interests, participations or other equivalents (however designated) of capital or capital stock of such Person and (B) with respect to any Person that is not a corporation or company, any and all partnership or other equity interests of such Person.

“Charter” means, with respect to any Person, its certificate or articles of incorporation, articles of association, or similar organizational document.

“Common Stock” means the common stock, no par value, of the Company.

“Common Stock Issuance” has the meaning set forth in Section 13(B).

“Company” means the Person whose name, corporate or other organizational form and jurisdiction of organization is set forth in Item 1 of Schedule A hereto.

“convertible securities” has the meaning set forth in Section 13(B).

“Exchange Act” means the Securities Exchange Act of 1934, as amended, or any successor statute, and the rules and regulations promulgated thereunder.

“Exchange Agreement” means the Exchange Agreement, dated as of February 17, 2011, as amended from time to time, between the Company and the United States Department of the Treasury, including all annexes and schedules thereto.

“Exercise Price” means the amount set forth in Item 2 of Schedule A hereto.

“Expiration Time” has the meaning set forth in Section 3.

“Fair Market Value” means, with respect to any security or other property, the fair market value of such security or other property as determined by the Board of Directors, acting in good faith or, with respect to Section 14, as determined by the Original Warrantholder acting in good faith.  For so long as the Original Warrantholder holds this Warrant or any portion thereof, it may object in writing to the Board of Directors’ calculation of fair market value within 10 days of receipt of written notice thereof.  If the Original Warrantholder and the Company are unable to agree on fair market value during the 10-day period following the delivery of the Original Warrantholder’s objection, the Appraisal Procedure may be invoked by either party to determine Fair Market Value by delivering written notification thereof not later than the 30th day after delivery of the Original Warrantholder’s objection.

“Initial Number” has the meaning set forth in Section 13(B)(2).

“Issue Date” means the date set forth in Item 3 of Schedule A hereto.

2

“Market Price” means, with respect to the Common Stock, on any given date, the average VWAP for the 5 consecutive trading day-period ending on the trading day immediately preceding such given date.  “Market Price” shall be determined without reference to after hours or extended hours trading.  If the Common Stock is not listed and traded in a manner that the quotations referred to above are available for the period required hereunder, the Market Price per share of Common Stock shall be deemed to be (i) in the event that any portion of the Warrant is held by the Original Warrantholder, the fair market value per share of the Common Stock as determined in good faith by the Original Warrantholder or (ii) in all other circumstances, the fair market value per share of the Common Stock as determined in good faith by the Board of Directors in reliance on an opinion of a nationally recognized independent investment banking corporation retained by the Company for this purpose and certified in a resolution to the Warrantholder.  For the purposes of determining the Market Price of the Common Stock on the “trading day” preceding, on or following the occurrence of an event, (i) that trading day shall be deemed to commence immediately after the regular scheduled closing time of trading on the New York Stock Exchange or, if trading is closed at an earlier time, such earlier time and (ii) that trading day shall end at the next regular scheduled closing time, or if trading is closed at an earlier time, such earlier time (for the avoidance of doubt, and as an example, if the Market Price is to be determined as of the last trading day preceding a specified event and the closing time of trading on a particular day is 4:00 p.m. and the specified event occurs at 5:00 p.m. on that day, the Market Price would be determined by reference to such 4:00 p.m. closing time).

“Ordinary Cash Dividends” means a regular quarterly cash dividend on shares of Common Stock out of surplus or net profits legally available therefor (determined in accordance with generally accepted accounting principles in effect from time to time), provided that Ordinary Cash Dividends shall not include any cash dividends paid subsequent to the Issue Date to the extent the aggregate per share dividends paid on the outstanding Common Stock in any quarter exceed the amount set forth in Item 4 of Schedule A hereto, as adjusted for any stock split, stock dividend, reverse stock split, reclassification or similar transaction.

“Original Warrant” has the meaning set forth in Section 15.

“Original Warrantholder” means the United States Department of the Treasury and any successor or assign that is an Affiliate of the United States Department of the Treasury.  Any actions specified to be taken by the Original Warrantholder hereunder may only be taken by such Person and not by any other Warrantholder.

“Permitted Transactions” has the meaning set forth in Section 13(B).

“Person” has the meaning given to it in Section 3(a)(9) of the Exchange Act and as used in Sections 13(d)(3) and 14(d)(2) of the Exchange Act.

“Per Share Fair Market Value” has the meaning set forth in Section 13(C).

“Pro Rata Repurchases” means any purchase of shares of Common Stock by the Company or any Affiliate thereof pursuant to (A) any tender offer or exchange offer subject to Section 13(e) or 14(e) of the Exchange Act or Regulation 14E promulgated thereunder or (B) any other offer available to substantially all holders of Common Stock, in the case of both

3

(A) or (B), whether for cash, shares of Capital Stock of the Company, other securities of the Company, evidences of indebtedness of the Company or any other Person or any other property (including, without limitation, shares of Capital Stock, other securities or evidences of indebtedness of a subsidiary), or any combination thereof, effected while this Warrant is outstanding.  The “Effective Date” of a Pro Rata Repurchase shall mean the date of acceptance of shares of Common Stock for purchase or exchange by the Company under any tender or exchange offer which is a Pro Rata Repurchase or the date of purchase with respect to any Pro Rata Repurchase that is not a tender or exchange offer.

“Regulatory Approvals” with respect to the Warrantholder, means, to the extent applicable and required to permit the Warrantholder to exercise this Warrant for shares of Common Stock and to own such Common Stock without the Warrantholder being in violation of any applicable law, rule or regulation, including, without limitation, the Bank Holding Company Act of 1956, as amended, and the Change in Bank Control Act of 1978, as amended, and the receipt of any necessary approvals and authorizations of, filings and registrations with, notifications to, or expiration or termination of any applicable waiting period under, the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and any other applicable laws and the rules and regulations thereunder.

“SEC” means the U.S. Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended, or any successor statute, and the rules and regulations promulgated thereunder.

“Shares” has the meaning set forth in Section 2.

“trading day” means (A) if the shares of Common Stock are not traded on any national or regional securities exchange or association or over-the-counter market, a business day or (B) if the shares of Common Stock are traded on any national or regional securities exchange or association or over-the-counter market, a business day on which such relevant exchange or quotation system is scheduled to be open for business and on which the shares of  Common Stock (i) are not suspended from trading on any national or regional securities exchange or association or over-the-counter market for any period or periods aggregating one half hour or longer; and (ii) have traded at least once on the national or regional securities exchange or association or over-the-counter market that is the primary market for the trading of the shares of Common Stock.

“U.S. GAAP” means United States generally accepted accounting principles.

“VWAP” means the volume-weighted average trading price of a share of Common Stock as reported by Bloomberg LP.

“Warrant” means this Amended and Restated Warrant, issued pursuant to the Exchange Agreement.

“Warrantholder” has the meaning set forth in Section 2.

4

2.             Number of Shares; Exercise Price.  This certifies that, for value received, the United States Department of the Treasury and its successors and assigns (the “Warrantholder”) is entitled, upon the terms and subject to the conditions hereinafter set forth, to acquire from the Company, in whole or in part, after the receipt of all applicable Regulatory Approvals, if any, up to an aggregate of the number of fully paid and nonassessable shares of Common Stock set forth in Item 5 of Schedule A hereto, at a purchase price per share of Common Stock equal to the Exercise Price.  The number of shares of Common Stock (the “Shares”) and the Exercise Price are subject to adjustment as provided herein, and all references to “Common Stock,” “Shares” and “Exercise Price” herein shall be deemed to include any such adjustment or series of adjustments.

3.             Exercise of Warrant; Term.  Subject to Section 2, to the extent permitted by applicable laws and regulations, the right to purchase the Shares represented by this Warrant is exercisable, in whole or in part by the Warrantholder, at any time or from time to time after the execution and delivery of this Warrant by the Company on the date hereof, but in no event later than 5:00 p.m., New York City time on February 18, 2021 (the “Expiration Time”), by (A) the surrender of this Warrant and Notice of Exercise, in substantially the form set forth in Annex A attached hereto, duly completed and executed on behalf of the Warrantholder, at the principal executive office of the Company located at the address set forth in Item 6 of Schedule A hereto (or such other office or agency of the Company in the United States as it may designate by notice in writing to the Warrantholder at the address of the Warrantholder appearing on the books of the Company), and (B) payment of the Exercise Price for the Shares thereby purchased:

(i)       by having the Company withhold, from the shares of Common Stock that would otherwise be delivered to the Warrantholder upon such exercise, shares of Common Stock issuable upon exercise of the Warrant equal in value to the aggregate Exercise Price as to which this Warrant is so exercised based on the Market Price of the Common Stock on the trading day on which this Warrant is exercised and the Notice of Exercise is delivered to the Company pursuant to this Section 3, or

(ii)      with the consent of both the Company and the Warrantholder, by tendering in cash, by certified or cashier’s check payable to the order of the Company, or by wire transfer of immediately available funds to an account designated by the Company.

If the Warrantholder does not exercise this Warrant in its entirety, the Warrantholder will be entitled to receive from the Company within a reasonable time, and in any event not exceeding three business days, a new warrant in substantially identical form for the purchase of that number of Shares equal to the difference between the number of Shares subject to this Warrant and the number of Shares as to which this Warrant is so exercised.  Notwithstanding anything in this Warrant to the contrary, the Warrantholder hereby acknowledges and agrees that its exercise of this Warrant for Shares is subject to the condition that the Warrantholder will have first received any applicable Regulatory Approvals.

4.             Issuance of Shares; Authorization; Listing.  Certificates for Shares issued upon exercise of this Warrant will be issued in such name or names as the Warrantholder may designate and will be delivered to such named Person or Persons within a reasonable time, not to

5

exceed three business days after the date on which this Warrant has been duly exercised in accordance with the terms of this Warrant.  The Company hereby represents and warrants that any Shares issued upon the exercise of this Warrant in accordance with the provisions of Section 3 will be duly and validly authorized and issued, fully paid and nonassessable and free from all taxes, liens and charges (other than liens or charges created by the Warrantholder, income and franchise taxes incurred in connection with the exercise of the Warrant or taxes in respect of any transfer occurring contemporaneously therewith).  The Company agrees that the Shares so issued will be deemed to have been issued to the Warrantholder as of the close of business on the date on which this Warrant and payment of the Exercise Price are delivered to the Company in accordance with the terms of this Warrant, notwithstanding that the stock transfer books of the Company may then be closed or certificates representing such Shares may not be actually delivered on such date.  The Company will at all times reserve and keep available, out of its authorized but unissued Common Stock, solely for the purpose of providing for the exercise of this Warrant, the aggregate number of shares of Common Stock then issuable upon exercise of this Warrant at any time.  The Company will (A) procure, at its sole expense, the listing of the Shares issuable upon exercise of this Warrant at any time, subject to issuance or notice of issuance, on all principal stock exchanges on which the Common Stock is then listed or traded and (B) maintain such listings of such Shares at all times after issuance.  The Company will use reasonable best efforts to ensure that the Shares may be issued without violation of any applicable law or regulation or of any requirement of any securities exchange on which the Shares are listed or traded.

5.             No Fractional Shares or Scrip.  No fractional Shares or scrip representing fractional Shares shall be issued upon any exercise of this Warrant.  In lieu of any fractional Share to which the Warrantholder would otherwise be entitled, the Warrantholder shall be entitled to receive a cash payment equal to the Market Price of the Common Stock on the last trading day preceding the date of exercise less the pro-rated Exercise Price for such fractional share.

6.             No Rights as Stockholders; Transfer Books.  This Warrant does not entitle the Warrantholder to any voting rights or other rights as a stockholder of the Company prior to the date of exercise hereof.  The Company will at no time close its transfer books against transfer of this Warrant in any manner which interferes with the timely exercise of this Warrant.

7.             Charges, Taxes and Expenses.  Issuance of certificates for Shares to the Warrantholder upon the exercise of this Warrant shall be made without charge to the Warrantholder for any issue or transfer tax or other incidental expense in respect of the issuance of such certificates, all of which taxes and expenses shall be paid by the Company.

8.             Transfer/Assignment.

(A)          Subject to compliance with clause (B) of this Section 8, this Warrant and all rights hereunder are transferable and assignable, in whole or in part, upon the books of the Company by the registered holder hereof in person or by duly authorized attorney, and a new warrant shall be made and delivered by the Company, of the same tenor and date as this Warrant but registered in the name of one or more transferees, upon surrender of this Warrant, duly endorsed, to the office or agency of the Company described in Section 3.  All expenses (other than stock transfer taxes)

6

and other charges payable in connection with the preparation, execution and delivery of the new warrants pursuant to this Section 8 shall be paid by the Company.

(B)           If and for so long as required by the Exchange Agreement, this Warrant shall contain the legend as set forth in Section 5.2(a) of the Exchange Agreement.

9.             Exchange and Registry of Warrant.  This Warrant is exchangeable, upon the surrender hereof by the Warrantholder to the Company, for a new warrant or warrants of like tenor and representing the right to purchase the same aggregate number of Shares.  The Company shall maintain a registry showing the name and address of the Warrantholder as the registered holder of this Warrant.  This Warrant may be surrendered for exchange or exercise in accordance with its terms, at the office of the Company, and the Company shall be entitled to rely in all respects, prior to written notice to the contrary, upon such registry.

10.           Loss, Theft, Destruction or Mutilation of Warrant.  Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, and in the case of any such loss, theft or destruction, upon receipt of a bond, indemnity or security reasonably satisfactory to the Company, or, in the case of any such mutilation, upon surrender and cancellation of this Warrant, the Company shall make and deliver, in lieu of such lost, stolen, destroyed or mutilated Warrant, a new Warrant of like tenor and representing the right to purchase the same aggregate number of Shares as provided for in such lost, stolen, destroyed or mutilated Warrant.

11.           Saturdays, Sundays, Holidays, etc.  If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall not be a business day, then such action may be taken or such right may be exercised on the next succeeding day that is a business day.

12.           Rule 144 Information.  The Company covenants that it will use its reasonable best efforts to timely file all reports and other documents required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations promulgated by the SEC thereunder (or, if the Company is not required to file such reports, it will, upon the request of any Warrantholder, make publicly available such information as necessary to permit sales pursuant to Rule 144 under the Securities Act), and it will use reasonable best efforts to take such further action as any Warrantholder may reasonably request, in each case to the extent required from time to time to enable such holder to, if permitted by the terms of this Warrant and the Exchange Agreement, sell this Warrant without registration under the Securities Act within the limitation of the exemptions provided by (A) Rule 144 under the Securities Act, as such rule may be amended from time to time, or (B) any successor rule or regulation hereafter adopted by the SEC.  Upon the written request of any Warrantholder, the Company will deliver to such Warrantholder a written statement that it has complied with such requirements.

13.           Adjustments and Other Rights.  The Exercise Price and the number of Shares issuable upon exercise of this Warrant shall be subject to adjustment from time to time as follows; provided, that if more than one subsection of this Section 13 is applicable to a single event, the subsection shall be applied that produces the largest adjustment and no single event

7

shall cause an adjustment under more than one subsection of this Section 13 so as to result in duplication:

(A)          Stock Splits, Subdivisions, Reclassifications or Combinations.  If the Company shall (i) declare and pay a dividend or make a distribution on its Common Stock in shares of Common Stock, (ii) subdivide or reclassify the outstanding shares of Common Stock into a greater number of shares, or (iii) combine or reclassify the outstanding shares of Common Stock into a smaller number of shares, the number of Shares issuable upon exercise of this Warrant at the time of the record date for such dividend or distribution or the effective date of such subdivision, combination or reclassification shall be proportionately adjusted so that the Warrantholder after such date shall be entitled to purchase the number of shares of Common Stock which such holder would have owned or been entitled to receive in respect of the shares of Common Stock subject to this Warrant after such date had this Warrant been exercised immediately prior to such date.  In such event, the Exercise Price in effect at the time of the record date for such dividend or distribution or the effective date of such subdivision, combination or reclassification shall be adjusted to the number obtained by dividing (x) the product of (1) the number of Shares issuable upon the exercise of this Warrant before such adjustment and (2) the Exercise Price in effect immediately prior to the record or effective date, as the case may be, for the dividend, distribution, subdivision, combination or reclassification giving rise to this adjustment by (y) the new number of Shares issuable upon exercise of the Warrant determined pursuant to the immediately preceding sentence.

(B)           Certain Issuances of Common Shares or Convertible Securities.  Until the earlier of (i) the date on which the Original Warrantholder no longer holds this Warrant or any portion thereof and (ii) the third anniversary of the Issue Date, if the Company shall issue shares of Common Stock (or rights or warrants or other securities exercisable or convertible into or exchangeable for shares of Common Stock) (collectively, “convertible securities”, and, such transaction, a “Common Stock Issuance”), other than in Permitted Transactions (as defined below) or a transaction to which subsection (A) of this Section 13 is applicable, without consideration or at a consideration per share of Common Stock (or having a conversion price per share of Common Stock) that is less than the then applicable Exercise Price, then:

(1)          the Exercise Price shall be adjusted to equal the consideration per share of Common Stock received by the Company in connection with the Common Stock Issuance; and

(2)          the number of Shares issuable upon the exercise of this Warrant immediately prior to the Common Stock Issuance (the “Initial Number”) shall be increased to the number obtained by multiplying the Initial Number by a fraction (A) the numerator of which shall be the Exercise Price in effect immediately prior to the Common Stock Issuance and (B) the denominator of which shall be the consideration per share of Common Stock received by the Company in connection with the Common Stock Issuance.

For purposes of the foregoing, the aggregate consideration receivable by the Company in connection with a Common Stock Issuance shall be deemed to be equal to the sum of the net offering price (including the Fair Market Value of any non-cash consideration and before

8

deduction of any related fees or expenses payable to third parties) of all such securities plus the minimum aggregate amount, if any, payable upon exercise or conversion of any such convertible securities into shares of Common Stock; and “Permitted Transactions” shall mean issuances (i) as consideration for or to fund the acquisition of businesses and/or related assets at Fair Market Value, (ii) in connection with employee benefit plans and compensation related arrangements in the ordinary course and consistent with past practice approved by the Board of Directors, (iii) in connection with a public or broadly marketed offering and sale of Common Stock or convertible securities for cash conducted by the Company or its affiliates pursuant to registration under the Securities Act or Rule 144A thereunder on a basis consistent with capital raising transactions by comparable financial institutions and (iv) in connection with the exercise of preemptive rights on terms existing as of the Issue Date.  Any adjustment made pursuant to this Section 13(B) shall become effective immediately upon the date of such issuance.

(C)           Other Distributions.  In case the Company shall fix a record date for the making of a distribution to all holders of shares of its Common Stock of securities, evidences of indebtedness, assets, cash, rights or warrants (excluding Ordinary Cash Dividends, dividends of its Common Stock and other dividends or distributions referred to in Section 13(A)), in each such case, the Exercise Price in effect prior to such record date shall be reduced immediately thereafter to the price determined by multiplying the Exercise Price in effect immediately prior to the reduction by the quotient of (x) the Market Price of the Common Stock on the last trading day preceding the first date on which the Common Stock trades regular way on the principal national securities exchange on which the Common Stock is listed or admitted to trading without the right to receive such distribution, minus the amount of cash and/or the Fair Market Value of the securities, evidences of indebtedness, assets, rights or warrants to be so distributed in respect of one share of Common Stock (such amount and/or Fair Market Value, the “Per Share Fair Market Value”) divided by (y) such Market Price on such date specified in clause (x); such adjustment shall be made successively whenever such a record date is fixed.  In such event, the number of Shares issuable upon the exercise of this Warrant shall be increased to the number obtained by dividing (x) the product of (1) the number of Shares issuable upon the exercise of this Warrant before such adjustment, and (2) the Exercise Price in effect immediately prior to the distribution giving rise to this adjustment by (y) the new Exercise Price determined in accordance with the immediately preceding sentence.  In the case of adjustment for a cash dividend that is, or is coincident with, a regular quarterly cash dividend, the Per Share Fair Market Value would be reduced by the per share amount of the portion of the cash dividend that would constitute an Ordinary Cash Dividend.  In the event that such distribution is not so made, the Exercise Price and the number of Shares issuable upon exercise of this Warrant then in effect shall be readjusted, effective as of the date when the Board of Directors determines not to distribute such shares, evidences of indebtedness, assets, rights, cash or warrants, as the case may be, to the Exercise Price that would then be in effect and the number of Shares that would then be issuable upon exercise of this Warrant if such record date had not been fixed.

(D)          Certain Repurchases of Common Stock.  In case the Company effects a Pro Rata Repurchase of Common Stock, then the Exercise Price shall be reduced to the price determined by multiplying the Exercise Price in effect immediately prior to the Effective Date of such Pro Rata Repurchase by a fraction of which the numerator shall be (i) the product of (x) the number of shares of Common Stock outstanding immediately before such Pro Rata Repurchase and (y) the Market Price of a share of Common Stock on the trading day immediately preceding the

9

first public announcement by the Company or any of its Affiliates of the intent to effect such Pro Rata Repurchase, minus (ii) the aggregate purchase price of the Pro Rata Repurchase, and of which the denominator shall be the product of (a) the number of shares of Common Stock outstanding immediately prior to such Pro Rata Repurchase minus the number of shares of Common Stock so repurchased and (b) the Market Price per share of Common Stock on the trading day immediately preceding the first public announcement by the Company or any of its Affiliates of the intent to effect such Pro Rata Repurchase.  In such event, the number of shares of Common Stock issuable upon the exercise of this Warrant shall be increased to the number obtained by dividing (x) the product of (1) the number of Shares issuable upon the exercise of this Warrant before such adjustment, and (2) the Exercise Price in effect immediately prior to the Pro Rata Repurchase giving rise to this adjustment by (y) the new Exercise Price determined in accordance with the immediately preceding sentence.  For the avoidance of doubt, no increase to the Exercise Price or decrease in the number of Shares issuable upon exercise of this Warrant shall be made pursuant to this Section 13(D).

(E)           Business Combinations.  In case of any Business Combination or reclassification of Common Stock (other than a reclassification of Common Stock referred to in Section 13(A)), the Warrantholder’s right to receive Shares upon exercise of this Warrant shall be converted into the right to exercise this Warrant to acquire the number of shares of stock or other securities or property (including cash) which the Common Stock issuable (at the time of such Business Combination or reclassification) upon exercise of this Warrant immediately prior to such Business Combination or reclassification would have been entitled to receive upon consummation of such Business Combination or reclassification; and in any such case, if necessary, the provisions set forth herein with respect to the rights and interests thereafter of the Warrantholder shall be appropriately adjusted so as to be applicable, as nearly as may reasonably be, to the Warrantholder’s right to exercise this Warrant in exchange for any shares of stock or other securities or property pursuant to this paragraph.  In determining the kind and amount of stock, securities or the property receivable upon exercise of this Warrant following the consummation of such Business Combination, if the holders of Common Stock have the right to elect the kind or amount of consideration receivable upon consummation of such Business Combination, then the consideration that the Warrantholder shall be entitled to receive upon exercise shall be deemed to be the types and amounts of consideration received by the majority of all holders of the shares of common stock that affirmatively make an election (or of all such holders if none make an election).

(F)           Rounding of Calculations; Minimum Adjustments.  All calculations under this Section 13 shall be made to the nearest one-tenth (1/10th) of a cent or to the nearest one-hundredth (1/100th) of a share, as the case may be.  Any provision of this Section 13 to the contrary notwithstanding, no adjustment in the Exercise Price or the number of Shares into which this Warrant is exercisable shall be made if the amount of such adjustment would be less than $0.01 or one-tenth (1/10th) of a share of Common Stock, but any such amount shall be carried forward and an adjustment with respect thereto shall be made at the time of and together with any subsequent adjustment which, together with such amount and any other amount or amounts so carried forward, shall aggregate $0.01 or 1/10th of a share of Common Stock, or more.

10

(G)           Timing of Issuance of Additional Common Stock upon Certain Adjustments.  In any case in which the provisions of this Section 13 shall require that an adjustment shall become effective immediately after a record date for an event, the Company may defer until the occurrence of such event (i) issuing to the Warrantholder of this Warrant exercised after such record date and before the occurrence of such event the additional shares of Common Stock issuable upon such exercise by reason of the adjustment required by such event over and above the shares of Common Stock issuable upon such exercise before giving effect to such adjustment and (ii) paying to such Warrantholder any amount of cash in lieu of a fractional share of Common Stock; provided, however, that the Company upon request shall deliver to such Warrantholder a due bill or other appropriate instrument evidencing such Warrantholder’s right to receive such additional shares, and such cash, upon the occurrence of the event requiring such adjustment.

(H)          Other Events.  For so long as the Original Warrantholder holds this Warrant or any portion thereof, if any event occurs as to which the provisions of this Section 13 are not strictly applicable or, if strictly applicable, would not, in the good faith judgment of the Board of Directors of the Company, fairly and adequately protect the purchase rights of the Warrants in accordance with the essential intent and principles of such provisions, then the Board of Directors shall make such adjustments in the application of such provisions, in accordance with such essential intent and principles, as shall be reasonably necessary, in the good faith opinion of the Board of Directors, to protect such purchase rights as aforesaid.  The Exercise Price or the number of Shares into which this Warrant is exercisable shall not be adjusted in the event of a change in the par value of the Common Stock or a change in the jurisdiction of incorporation of the Company.

(I)            Statement Regarding Adjustments.  Whenever the Exercise Price or the number of Shares into which this Warrant is exercisable shall be adjusted as provided in Section 13, the Company shall forthwith file at the principal office of the Company a statement showing in reasonable detail the facts requiring such adjustment and the Exercise Price that shall be in effect and the number of Shares into which this Warrant shall be exercisable after such adjustment, and the Company shall also cause a copy of such statement to be sent by mail, first class postage prepaid, to each Warrantholder at the address appearing in the Company’s records.

(J)            Notice of Adjustment Event.  In the event that the Company shall propose to take any action of the type described in this Section 13 (but only if the action of the type described in this Section 13 would result in an adjustment in the Exercise Price or the number of Shares into which this Warrant is exercisable or a change in the type of securities or property to be delivered upon exercise of this Warrant), the Company shall give notice to the Warrantholder, in the manner set forth in Section 13(I), which notice shall specify the record date, if any, with respect to any such action and the approximate date on which such action is to take place.  Such notice shall also set forth the facts with respect thereto as shall be reasonably necessary to indicate the effect on the Exercise Price and the number, kind or class of shares or other securities or property which shall be deliverable upon exercise of this Warrant.  In the case of any action which would require the fixing of a record date, such notice shall be given at least 10 days prior to the date so fixed, and in case of all other action, such notice shall be given at least 15 days prior to the taking of such proposed action.  Failure to give such notice, or any defect therein, shall not affect the legality or validity of any such action.

11

(K)          Proceedings Prior to Any Action Requiring Adjustment.  As a condition precedent to the taking of any action which would require an adjustment pursuant to this Section 13, the Company shall take any action which may be necessary, including obtaining regulatory, New York Stock Exchange, NASDAQ Stock Market or other applicable national securities exchange or stockholder approvals or exemptions, in order that the Company may thereafter validly and legally issue as fully paid and nonassessable all shares of Common Stock that the Warrantholder is entitled to receive upon exercise of this Warrant pursuant to this Section 13.

(L)           Adjustment Rules.  Any adjustments pursuant to this Section 13 shall be made successively whenever an event referred to herein shall occur.

(M)         Other Transactions.  Notwithstanding anything to the contrary herein, for the avoidance of doubt, the Exercise Price and the number of Shares issuable upon exercise of this Warrant shall not be subject to adjustment pursuant to this Section 13 as a result of the investments under the Investment Agreements (as defined in the Exchange Agreement), the Private Placement (as defined in the Exchange Agreement) and the Rights Offering (as defined in the Exchange Agreement), in each case, at a stated price per share of Common Stock equal to the Purchase Price (as defined in the Exchange Agreement).

14.           Exchange.  At any time following the date on which the shares of Common Stock of the Company are no longer listed or admitted to trading on a national securities exchange (other than in connection with any Business Combination), the Original Warrantholder may cause the Company to exchange all or a portion of this Warrant for an economic interest or security (to be determined by the Original Warrantholder after consultation with the Company) of the Company classified as permanent equity under U.S. GAAP having a value equal to the Fair Market Value of the portion of the Warrant so exchanged.  The Original Warrantholder shall calculate any Fair Market Value required to be calculated pursuant to this Section 14, which shall not be subject to the Appraisal Procedure.

15.           Effect of Execution.  This Warrant and the terms and conditions set forth herein hereby amend and restate the terms and conditions of that certain warrant arising under that certain Securities Purchase Agreement — Standard Terms incorporated into the Letter Agreement, dated as of January 9, 2009, as amended from time to time, between the Company and the Original Warrantholder (the “Original Warrant”), and the Original Warrant shall have no further force or effect as of and following the Issue Date.

16.           No Impairment.  The Company will not, by amendment of its Charter or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but will at all times in good faith assist in the carrying out of all the provisions of this Warrant and in taking of all such action as may be necessary or appropriate in order to protect the rights of the Warrantholder.

17.           Governing Law, etc.  This Warrant and any claim, controversy or dispute arising under or related to this Agreement, the relationship of the parties, and/or the interpretation and enforcement of the rights and duties of the parties shall be enforced, governed and construed in all respects (whether in contract or in tort) in accordance with the federal law of the United

12

States if and to the extent such law is applicable, and otherwise in accordance with the laws of the State of New York applicable to contracts made and to be performed entirely within such State.  Each of the Company and the Warrantholder agrees (a) to submit to the exclusive jurisdiction and venue of the United States District Court for the District of Columbia for any civil action, suit or proceeding arising out of or relating to this Warrant or the transactions contemplated hereby, and (b) that notice may be served upon the Company at the address in Section 21 below and upon the Warrantholder at the address for the Warrantholder set forth in the registry maintained by the Company pursuant to Section 9 hereof.  To the extent permitted by applicable law, each of the Company and the Warrantholder hereby unconditionally waives trial by jury in any civil legal action or proceeding relating to the Warrant or the transactions contemplated hereby or thereby.

18.           Binding Effect.  This Warrant shall be binding upon any successors or assigns of the Company.

19.           Amendments.  This Warrant may be amended and the observance of any term of this Warrant may be waived only with the written consent of the Company and the Warrantholder.

20.           Prohibited Actions.  The Company agrees that it will not take any action which would entitle the Warrantholder to an adjustment of the Exercise Price if the total number of shares of Common Stock issuable after such action upon exercise of this Warrant, together with all shares of Common Stock then outstanding and all shares of Common Stock then issuable upon the exercise of all outstanding options, warrants, conversion and other rights, would exceed the total number of shares of Common Stock then authorized by its Charter.

21.           Notices.  Any notice, request, instruction or other document to be given hereunder by any party to the other will be in writing and will be deemed to have been duly given (a) on the date of delivery if delivered personally, or by facsimile, upon confirmation of receipt, or (b) on the second business day following the date of dispatch if delivered by a recognized next day courier service.  All notices hereunder shall be delivered as set forth in Item 7 of Schedule A hereto, or pursuant to such other instructions as may be designated in writing by the party to receive such notice.

22.           Entire Agreement.  This Warrant, the forms attached hereto and Schedule A hereto (the terms of which are incorporated by reference herein), and the Exchange Agreement (including all documents incorporated therein), contain the entire agreement between the parties with respect to the subject matter hereof and supersede all prior and contemporaneous arrangements or undertakings with respect thereto.

[Remainder of page intentionally left blank]

13

IN WITNESS WHEREOF, the Company has caused this Warrant to be duly executed by a duly authorized officer.

Dated:  February       , 2011

COMPANY: Central Pacific Financial Corp.

By:
Name:
Title:

Attest:
By:
Name:
Title:

ANNEX A

Form of Notice of Exercise

Date:  [                  ]

TO:                           Central Pacific Financial Corp.

RE:                             Election to Purchase Common Stock

The undersigned, pursuant to the provisions set forth in the attached Warrant, hereby agrees to subscribe for and purchase the number of shares of the Common Stock set forth below covered by such Warrant.  The undersigned, in accordance with Section 3 of the Warrant, hereby agrees to pay the aggregate Exercise Price for such shares of Common Stock in the manner set forth below.  A new warrant evidencing the remaining shares of Common Stock covered by such Warrant, but not yet subscribed for and purchased, if any, should be issued in the name set forth below.

Number of Shares of Common Stock

Method of Payment of Exercise Price (note if cashless exercise pursuant to Section 3(i) of the Warrant or cash exercise pursuant to Section 3(ii) of the Warrant, with consent of the Company and the Warrantholder):       ___________________________________

Aggregate Exercise Price: ___________________________________

Holder:
By:
Name:
Title:

Annex A-1

SCHEDULE A

Item 1
Name:  Central Pacific Financial Corp.
Corporate or other organizational form:  Corporation
Jurisdiction of organization:  Hawaii

Item 2
Exercise Price:  $10.00

Item 3
Issue Date:  February 18, 2011

Item 4
Amount of last dividend declared prior to the Issue Date:  $0

Item 5
Number of shares of Common Stock:  79,288

Item 6

Company’s address:	Central Pacific Financial Corp.
220 South King Street
Honolulu, Hawaii 96813

Item 7
Notice information:	Glenn K.C. Ching, Esq.
Senior Vice President & General Counsel
Central Pacific Financial Corp.
220 South King Street, 22nd Floor
Honolulu, Hawaii 96813
Phone: (808) 544-3531
Fax: (808) 532-5165

Sch. A-1

ANNEX B

FORM OF OPINION

Subject to customary limitations, qualifications, and exceptions to be set forth in the letter as delivered at Closing:

a)                                      The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Hawaii and has the corporate power and authority to own, operate and lease its properties and to carry on its business as it is currently conducted.

b)                                     Central Pacific Bank is a corporation duly organized, validly existing and in good standing under the laws of the State of Hawaii and has the corporate power and authority to own, operate and lease its properties and to carry on its business as it is currently conducted.

c)                                      The outstanding shares of capital stock of the Company have been duly authorized and are validly issued and outstanding, fully paid and nonassessable, are subject to no preemptive rights and were not issued in violation of any preemptive rights.

d)                                     The Company has the corporate power and authority to execute and deliver the Agreement and the Amended Warrant and to perform its obligations thereunder (which includes the issuance of the Exchange Shares, the Amended Warrant and the Warrant Shares).

e)                                      The Agreement and the Amended Warrant constitute valid and binding agreements of the Company, enforceable against the Company in accordance with their terms.

f)                                        The execution, delivery and performance by the Company of the Agreement and the Amended Warrant, and the consummation of the transactions contemplated thereby, have been duly authorized by all necessary corporate action on the part of the Company and its shareholders, no further approval or authorization is required in connection with such execution, delivery and performance, either on the part of the Company or its shareholders, including, without limitation, by any applicable rule or requirement of any national stock exchange.

g)                                     The Exchange Shares have been duly and validly authorized, and, when issued and delivered pursuant to the Agreement, the Exchange Shares will be duly and validly issued, fully paid and nonassessable, will not be issued in violation of any preemptive rights, and will not subject the holder thereof to personal liability.

h)                                     The Warrant Shares have been duly and validly authorized and reserved for issuance by the Company and, when so issued and delivered in accordance with the terms of the Amended Warrant, will be validly issued, fully paid and non-assessable, and will not subject the holder thereof to personal liability.

Annex B-1

i)                                        The execution, delivery and performance by the Company of the Agreement, the Amended Warrant, and the consummation of the transactions contemplated thereby, and compliance by the Company with the provisions thereof, will not (A) violate, conflict with, or result in a breach of any provision of the Company’s Articles of Incorporation or By-laws or (B) constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or result in a right of termination or acceleration of, or result in the creation of, any lien, security interest, charge or encumbrance upon any of the properties or assets of the Company or any Company Subsidiary under any of the terms, conditions or provisions of its organizational documents or under any material agreement, contract, indenture, lease, mortgage, power of attorney, evidence of indebtedness, letter of credit, license, instrument, obligation, purchase or sales order, or other commitment, whether oral or written, to which it is a party or by which it or any of its properties is bound or (C) subject to compliance with the statute and regulations referred to in Section 3.5(b) of the Agreement violate any statute, rule or regulation or any judgment, ruling, order, writ, injunction or decree applicable to the Company or any Company Subsidiary or any of their respective properties or assets except, in the case of clause (C), for those occurrences that, individually or in the aggregate, have not had and would not reasonably be expected to have a Company Material Adverse Effect.

j)                                        Other than the filing of any current report on Form 8-K required to be filed with the SEC, such filings and approvals as are required to be made or obtained under any state “blue sky” laws and such consents and approvals that have been made or obtained, no notice to, filing with, exemption or review by, or authorization, consent or approval of, any Governmental Entity is required to be made or obtained by the Company in connection with the consummation by the Company of the Exchange.

k)                                     The Company is not and, after giving effect to the issuance of the Exchange Shares pursuant to the Agreement and the other issuances of Common Stock pursuant to the Other Transactions, as contemplated by this Agreement, would not be on the date hereof an “investment company” or an entity “controlled” by an “investment company,” as such terms are defined in the Investment Company Act of 1940, as amended.

Annex B-2

ANNEX C

FORM OF WAIVER

In consideration for the benefits I will receive as a result of the participation of CENTRAL PACIFIC FINANCIAL CORP. (together with its subsidiaries and affiliates, the “Company”), which is either my employer or the sole shareholder of my employer, in the United States Department of the Treasury’s (the “Treasury”) Capital Purchase Program and/or any other economic stabilization program implemented by the Treasury under the Emergency Economic Stabilization Act of 2008 (as amended, supplemented, or otherwise modified, the “EESA”) (any such program, including the Capital Purchase Program, a “Program”), I hereby voluntarily waive any claim against the United States (and each of its departments and agencies) or the Company or my employer, or any of their respective directors, officers, employees and agents for any changes to my compensation or benefits that are required to comply with the executive compensation and corporate governance requirements of Section 111 of the EESA, as implemented by any guidance or regulations issued and/or to be issued thereunder, including without limitation the provisions for the Capital Purchase Program, as implemented by any guidance or regulation thereunder, including the rules set forth in 31 C.F.R. Part 30, or any other guidance or regulations under the EESA and the applicable requirements of the Exchange Agreement by and among the Company and the Treasury dated as of February 17, 2011 (such requirements, the “Limitations”).

I acknowledge that the Limitations may require modification or termination of the employment, compensation, bonus, incentive, severance, retention and other benefit plans, arrangements, policies and agreements (including so-called “golden parachute” agreements), whether or not in writing, that I may have with the Company or my employer or in which I may participate as they relate to the period the United States holds any equity or debt securities of the Company acquired through a Program or for any other period applicable under such Program or Limitations, as the case may be, and I hereby consent to all such modifications.

This waiver includes all claims I may have under the laws of the United States or any other jurisdiction (whether or not in existence as of the date hereof) related to the requirements imposed by the Limitations, including without limitation a claim for any compensation or other payments or benefits I would otherwise receive, any challenge to the process by which the Limitations are or were adopted and any tort or constitutional claim about the effect of these Limitations on my employment relationship and I hereby agree that I will not at any time initiate, or cause or permit to be initiated on my behalf, any such claim against the United States, the Company, my employer or their respective directors, officers, employees or agents in or before any local, state, federal or other agency, court or body.

I agree that, in the event and to the extent that the Compensation Committee of the Board of Directors of the Company or similar governing body (the “Committee”) reasonably determines that any compensatory payment and benefit provided to me, including any bonus or incentive compensation based on materially inaccurate financial statements or performance criteria, would cause the Company to fail to be in compliance with the Limitations (such payment or benefit, an “Excess Payment”), upon notification from the Company, I shall repay such Excess Payment to

Annex C-1

the Company within 15 business days.  In addition, I agree that the Company shall have the right to postpone any such payment or benefit for a reasonable period of time to enable the Committee to determine whether such payment or benefit would constitute an Excess Payment.

I understand that any determination by the Committee as to whether or not, including the manner in which, a payment or benefit needs to be modified, terminated or repaid in order for the Company to be in compliance with Section 111 of the EESA and/or the Limitations shall be a final and conclusive determination of the Committee which shall be binding upon me.  I further understand that the Company is relying on this letter from me in connection with its participation in a Program.

IN WITNESS WHEREOF, I execute this waiver on my own behalf, thereby communicating my acceptance and acknowledgement to the provisions herein.

Respectfully,

Name:
Title:
Date:

Annex C-2

SCHEDULE A

Capitalization(3)

Authorized Capital Stock of the Company (as of December 31, 2010)

Common Stock:  185,000,000 shares, no par value

Preferred Stock:  1,000,000 shares, no par value (135,000 designated as Fixed Rate Cumulative Perpetual Preferred Stock and 100,000 designated as Junior Participating Preferred Stock, Series C)

Outstanding Capital Stock of the Company (as of December 31, 2010)

Common Stock:  30,539,999 shares

Preferred Stock:  135,000 shares of Fixed Rate Cumulative Perpetual Preferred Stock and no shares of Junior Participating Preferred Stock, Series C

Outstanding Warrants of the Company (as of December 31, 2010):

Warrant to purchase 1,585,748 shares of Common Stock (subject to certain anti-dilution adjustments).

As of December 31, 2010, 121,995 shares of common stock have been reserved for issuance under the following equity based benefit plans:

Central Pacific Financial Corp. 1997 Stock Option Plan

Central Pacific Financial Corp. 2004 Stock Compensation Plan

(3)               Share numbers on this Schedule A do not reflect the Reverse Stock Split.

Sch. A-1

SCHEDULE B

COMPANY MATERIAL ADVERSE EFFECT

Fact, circumstance, event, change, occurrence, condition, or development that has occurred since September 30, 2010, that individually or in the aggregate, has had, or would reasonably be likely to have, a Company Material Adverse Effect.

None

Sch. B-1

SCHEDULE 5.7(a)(D)

Following the Closing, the Company expects to distribute, at no charge, to record holders of Common Stock as of 5:00 p.m., Eastern time, on the business day preceding the Closing Date, transferable subscription rights to purchase up to an aggregate of 2,000,000 Common Shares at a price of $10.00 per share in the Rights Offering.

Sch. 5.7(a)(D)-1